UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                 Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AngioDynamics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

14 Plaza Drive

Latham, New York 12110

(518) 798-1215

September 15, 2016

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of AngioDynamics, Inc. to be held on Tuesday, October 25, 2016 at 2:00 p.m., local time, at the JW Marriott Essex House, 160 Central Park South, New York, New York, 10019.

At this year’s Annual Meeting you will be asked to:

(i)	consider and vote upon a proposal to elect three Class I directors, each for a term of three years;

(ii)	consider and vote upon a “Say-on-Pay” advisory vote on the approval of the compensation of AngioDynamics’ named executive officers;

(iii)	consider and vote upon a proposal to amend the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan to, among other things, increase the total number of shares of common stock reserved for issuance under the plan from 6,750,000 to 7,000,000, increase the maximum number of shares of common stock with respect to awards that may be granted to any individual in one calendar year from 100,000 shares to 500,000 shares, limit the grant date fair value of annual awards that each of our non-employee directors may receive to $500,000, modify and approve the performance objectives pursuant to which performance-based awards may be granted to include EBIT and EBITDA, and add certain “best practices” provisions to the plan (including a minimum vesting requirement and a clawback provision);

(iv)	consider and vote upon a proposal to amend the AngioDynamics, Inc. Employee Stock Purchase Plan to increase the total number of shares of common stock reserved for issuance under the plan from 2,000,000 to 2,500,000; and

(v)	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

As we did last year, we are pleased to furnish proxy materials to our shareholders over the internet. Instead of mailing printed copies to each shareholder, we are mailing a Notice Regarding Internet Availability which contains instructions on how to access your proxy materials, how each shareholder can receive a paper copy of proxy materials, including this Proxy Statement, our annual report on Form 10-K for the fiscal year ended May 31, 2016 and a form of proxy card, and how to access your proxy card to vote through the internet or by telephone. We believe that this e-proxy process will expedite shareholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our Annual Meeting.

The Board of Directors unanimously believes that the election of its nominees for directors, the approval (on an advisory basis) of the compensation of its named executive officers, the approval of the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan, as amended, to, among other things, increase the total number of shares of common stock reserved for issuance under the plan from 6,750,000 to 7,000,000 and the AngioDynamics, Inc. Employee Stock Purchase Plan, as amended, to increase the total number of shares of common stock reserved for issuance under the plan from 2,000,000 to 2,500,000 are in the best interests of AngioDynamics and its shareholders, and, accordingly, recommends a vote “FOR” each proposal.

In addition to the business to be transacted as described above, management will address shareholders with respect to AngioDynamics’ developments over the past year and respond to comments and questions of general interest to shareholders.

Whether or not you plan to attend the Annual Meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the internet. If you requested and received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card. Voting by proxy will ensure your shares are represented at the Annual Meeting. As a result of changes in applicable law, banks and brokers can no longer exercise discretionary voting in uncontested elections of directors. If you are not a shareholder of record, please follow the instructions provided by the shareholder of record (your bank or broker) so that your shares are voted at the meeting on all matters.

Sincerely,

James C. Clemmer

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 15, 2016

The 2016 Annual Meeting of Shareholders of AngioDynamics, Inc. will be held at the JW Marriott Essex House, 160 Central Park South, New York, New York, 10019, on Tuesday, October 25, 2016 at 2:00 p.m., local time, for the following purposes:

1.	to vote upon a proposal to elect three Class I directors, each for a term of three years;

2.	to vote upon a “Say-on-Pay” advisory vote on the approval of the compensation of AngioDynamics’ named executive officers;

3.	to vote upon a proposal to amend the AngioDynamics. Inc. 2004 Stock and Incentive Award Plan to, among other things, increase the total number of shares of common stock reserved for issuance under the plan from 6,750,000 to 7,000,000, increase the maximum number of shares of common stock with respect to awards that may be granted to any individual in one calendar year from 100,000 shares to 500,000 shares, limit the grant date fair value of annual awards that each of our non-employee directors may receive to $500,000, modify and approve the performance objectives pursuant to which performance-based awards may be granted to include EBIT and EBITDA, and add certain “best practices” provisions to the plan (including a minimum vesting requirement and a clawback provision);

4.	to vote upon a proposal to amend the AngioDynamics, Inc. Employee Stock Purchase Plan to increase the total number of shares of common stock reserved for issuance under the plan from 2,000,000 to 2,500,000; and

5.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders who held shares at the close of business on Monday, August 29, 2016, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. Directions to the Annual Meeting can be found at www.Marriott.com.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning your proxy card or by voting on the internet or by telephone. Please see the instructions below under the heading “How do I vote my shares without attending the meeting?”.

The Annual Meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

By Order of the Board of Directors,

Stephen A. Trowbridge, Senior Vice President, General Counsel and Assistant Secretary

Latham, New York

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be Held on October 25, 2016.

Our Proxy Statement for the 2016 Annual Meeting of Shareholders, the proxy card, and annual report on Form 10-K for our fiscal year ended May 31, 2016 are available on the following website: www.proxyvote.com. To view materials via the internet, please follow the instructions set forth on the Notice Regarding Internet Availability mailed on or about September 15, 2016 to all shareholders of record on August 29, 2016.

i

ANGIODYNAMICS, INC.

14 Plaza Drive

Latham, New York 12110

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

OF ANGIODYNAMICS, INC.

October 25, 2016

INTRODUCTION

We are furnishing this proxy statement to the shareholders of AngioDynamics, Inc. in connection with the solicitation by our Board of Directors of proxies to be voted at our 2016 Annual Meeting of Shareholders referred to in the attached notice and at any adjournments of that meeting (the “Annual Meeting”). The Annual Meeting will be held at the JW Marriott Essex House, 160 Central Park South, New York, New York, 10019, on Tuesday, October 25, 2016 at 2:00 p.m., local time, or at any adjournment or postponement thereof. We expect to mail this proxy statement and the accompanying proxy card or voting instruction form beginning on September 15, 2016 to each shareholder entitled to vote at the Annual Meeting.

When used in this proxy statement, the terms “we,” “us,” “our,” “the Company” and “AngioDynamics” refer to AngioDynamics, Inc. The terms “Board of Directors” and “Board” refer to the Board of Directors of AngioDynamics, Inc. Our principal executive offices are located at 14 Plaza Drive, Latham, New York 12110.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What am I voting on?

At the Annual Meeting, we will ask holders of our common stock to consider and vote upon the following items:

1. Election of Directors

The election of three Class I directors, namely, Jeffrey G. Gold, Kevin J. Gould and Dennis S. Meteny. If elected, these Class I directors will each serve until the 2019 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

2. Advisory Vote on the Compensation of our Named Executive Officers

A “Say-on-Pay” advisory vote on the approval of the compensation of our named executive officers.

3. The AngioDynamics, Inc. 2004 Stock and Incentive Award Plan, as amended

Approval of the amendment of AngioDynamics 2004 Stock and Incentive Award Plan to, among other things, increase the total number of shares of common stock reserved for issuance under the plan from 6,750,000 shares to 7,000,000 shares, increase the maximum number of shares of common stock with respect to awards that may be granted to any individual in one calendar year from 100,000 shares to 500,000 shares, limit the grant date fair value of annual awards that each of our non-employee directors may receive to $500,000, modify and approve the performance objectives pursuant to which performance-based awards may be granted to include EBIT and EBITDA, and add certain “best practices” provisions to the plan (including a minimum vesting requirement and a clawback provision).

4. The AngioDynamics, Inc. Employee Stock Purchase Plan, as amended

Approval of the amendment of the AngioDynamics, Inc. Employee Stock Purchase Plan to increase the total number of shares of common stock reserved for issuance under the plan from 2,000,000 shares to 2,500,000 shares.

How can I receive proxy materials?

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders primarily via the internet, instead of mailing printed copies of proxy materials to each shareholder. On or about September 15, 2016, we began mailing to our shareholders a “Notice of Internet Availability of Proxy Materials” (sometimes referred to herein as the “Notice”) containing instructions on how to access this proxy statement, the accompanying notice of Annual Meeting and our annual report for the fiscal year ended May 31, 2016 online. If you received the Notice by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the internet.

Finally, you can receive a copy of our proxy materials by following the instructions contained in the notice regarding how you may request to receive your materials electronically or in printed form on a one-time or ongoing basis. Requests for printed copies of the proxy materials can be made through the internet at http://www.proxyvote.com, by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com by sending a blank e-mail with your control number in the subject line.

Who is entitled to vote?

Shareholders of record at the close of business on August 29, 2016, the record date for the Annual Meeting, are entitled to receive this proxy statement and to vote at the meeting and at any adjournment or postponement thereof. As of the close of business on the record date, there were 36,800,761 outstanding shares of our common stock entitled to notice of, and to vote at, the Annual Meeting. Holders of our common stock have one vote per share on each matter to be acted upon. A list of the shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 14 Plaza Drive, Latham, New York 12110, by contacting our General Counsel.

How do I vote my shares without attending the meeting?

If you are a shareholder of record as of the record date for the Annual Meeting, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In most circumstances, you may vote:

•

By Internet or Telephone—If you have internet or telephone access, you may submit your proxy by following the voting instructions in the Notice of Annual Meeting no later than 11:59 p.m., New York City Time, on October 24, 2016. If you vote by internet or telephone, you need not return your proxy card.

•

By Mail—If you received a paper copy of this proxy statement, you may vote by mail by signing, dating and mailing your proxy card in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, or attorney or an officer of a corporation), you should indicate your name and title or capacity.

How do I vote my shares in person at the meeting?

If you are a shareholder of record and prefer to vote your shares at the meeting, bring the accompanying proxy card (if you received a paper copy of the proxy statement) and proof of identification. You may vote shares held in street name only if you obtain a “legal” proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the meeting in person, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event you are unable to attend.

How do I gain admission to the meeting?

If you wish to attend the Annual Meeting and you are a record holder, you must bring valid state or federal identification or a passport to register before entering the meeting. All invited guests will need valid identification in order to enter the meeting. If you hold shares through an intermediary, such as a bank, broker, trustee or other nominee, and you plan to attend the Annual Meeting, you must bring proof of share ownership, such as a recent bank or brokerage firm account statement or a letter from the bank, broker, trustee or other nominee holding your shares, confirming your ownership in order to gain entrance to the meeting.

What does it mean if I receive more than one proxy card or Notice?

If you receive more than one proxy card or Notice, it generally means that you hold shares registered in more than one account. If you received a paper copy of this proxy statement and you vote by mail, you should sign and return each proxy card. Alternatively, if you vote by internet or telephone, you should vote once for each proxy card and/or Notice you receive. If you have received more than one Notice, you should vote once for each Notice that you receive.

May I change my vote?

Yes. Whether you have voted by mail, internet or telephone, you may change your vote and revoke your proxy, prior to the Annual Meeting, by:

•	Sending a written statement to that effect to AngioDynamics’ Senior Vice President and General Counsel;

•	Voting by internet or telephone at a later time;

•	Submitting a properly signed proxy card with a later date; or

•

Voting in person at the Annual Meeting and by filing a written notice of termination of the prior appointment of a proxy with AngioDynamics, or by filing a new written appointment of a proxy with AngioDynamics (unless you are a beneficial owner without a legal proxy, as described below).

Please note, however, that if a shareholder’s shares are held of record by a bank, broker, trustee or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter or “legal proxy” from the bank, broker, trustee or other nominee, confirming the shareholder’s beneficial ownership of the shares.

What constitutes a quorum?

A majority of the outstanding shares of common stock present in person or by proxy is required to constitute a quorum at the Annual Meeting. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and broker “non-votes” (proxies from banks, brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the banks, brokers or nominees do not have discretionary power) will be treated as shares that are present.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote your shares:

•	“FOR” the election of three Class I directors who have been nominated by the Board of Directors;

•	“FOR” the approval (on an advisory basis) of the compensation of our named executive officers;

•

“FOR” the approval of the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan to, as amended, among other things, increase the total number of shares of common stock reserved for issuance under the plan from 6,750,000 to 7,000,000, increase the maximum number of shares of common stock with respect to awards that may be granted to any individual in one calendar year from 100,000 shares to 500,000 shares, limit the grant date fair value of annual awards that each of our non-employee directors may receive to $500,000, modify and approve the performance objectives pursuant to which performance-based awards may be granted to include EBIT and EBITDA, and add certain “best practices” provisions to the plan (including a minimum vesting requirement and a clawback provision);

•

“FOR” the approval of the AngioDynamics, Inc. Employee Stock Purchase Plan, as amended, to increase the total number of shares of common stock reserved for issuance under the plan from 2,000,000 to 2,500,000; and

with respect to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting. We do not expect that any matter other than as described in this proxy statement will be brought before the Annual Meeting.

Why are shareholders not being asked to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2017?

As discussed under “Information Regarding Independent Registered Public Accounting Firm” on page 54, the Audit Committee has not yet appointed an independent registered public accounting firm for the fiscal year ending May 31, 2017 as it has elected to initiate a Request for Proposal for the 2017 audit, which will not be concluded prior to the Annual Meeting.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you indicate when voting over the internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the persons named as proxies will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Street Name Holders. If you hold your shares in “street name” (that is, through a bank, broker, trustee or other nominee) and do not provide specific voting instructions, then, under the rules of The Nasdaq Stock Market, the bank, broker, trustee or other nominee may generally vote on routine matters but cannot vote on non-routine matters. If you do not provide voting instructions on non-routine matters, your shares will not be voted by your bank, broker or other nominee. As a result, your bank, broker, trustee or other nominee may not vote your shares without receipt of a voting instruction form with respect to Proposal 1 and Proposals 2, 3 and 4 because each proposal is a non-routine matter.

What is the voting requirement to approve each proposal?

Under Delaware law and AngioDynamics’ Amended and Restated Certificate of Incorporation and By-Laws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors (Proposal 1). A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

For the “Say-on-Pay” advisory vote (Proposal 2), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will reflect the advice of the shareholders. The approval, on an advisory basis, of the compensation paid to our named executive officers, also known as a “Say on Pay” vote, is an advisory vote mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This means that while we ask shareholders to approve the compensation paid to our named executive officers, it is not an action that requires shareholder approval, and shareholders are not voting to approve or disapprove the Board’s recommendation with respect to this proposal. This advisory vote is non-binding on the Board, although the Board and the Compensation Committee welcome the input of shareholders on the Company’s compensation policies and will take the advisory vote into account in making determinations concerning executive compensation.

For the approval of the amendment of the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan (Proposal 3), and the approval of the amendment of the AngioDynamics, Inc. Employee Stock Purchase Plan (Proposal 4), the affirmative vote of a majority of votes cast on this item will be required for approval.

A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum present. Accordingly, an abstention will have the effect of a negative vote on all proposals other than the election of directors, for which an abstention will not be considered a vote cast.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal for which your broker does not have or does not exercise discretionary authority to vote (a “broker non-vote”). Shares constituting broker non-votes are not counted or deemed to be present in person or by proxy for the purpose of voting on a non-routine matter at the Annual Meeting and, therefore, will not be counted for the purpose of determining whether shareholders have approved the election of directors in Proposal 1, the “Say-on-Pay” advisory vote in Proposal 2, the amendment to the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan in Proposal 3, or the amendment to the AngioDynamics, Inc. Employee Stock Purchase Plan in Proposal 4, because such proposals are considered non-routine matters. Broker non-votes are counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.

How can I find voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and, within four business days following the date of the Annual Meeting, we will file a Current Report on Form 8-K with the SEC indicating final voting results.

Who bears the cost of soliciting proxies?

The cost of solicitation of proxies being solicited on behalf of the Board of Directors will be borne by us. In addition to the use of the mail and the internet, proxy solicitation may be made by telephone, facsimile and personal interview by our officers, directors and employees.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

Our Board of Directors currently consists of eight directors. There are two vacancies on our Board that were created when Vincent A. Bucci retired from our Board in March 2014 and Sriram Venkataraman resigned from our Board in August 2016. The Board is classified into three classes, each of which has a staggered three-year term. At the Annual Meeting, our shareholders will be asked to elect three Class I directors, namely, Jeffrey G. Gold, Kevin J. Gould and Dennis S. Meteny. If elected, Messrs. Gold, Gould and Meteny will hold office until the Annual Meeting of Shareholders to be held in 2019 and until their successors are duly elected and qualified. The Class II directors and Class III directors will continue in office during the terms indicated below. Unless otherwise specified, all proxies received will be voted in favor of the election of the nominees named below as directors of AngioDynamics. Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting.

The current term of each of Jeffrey G. Gold, Kevin J. Gould and Dennis S. Meteny expires at the 2016 Annual Meeting and when his respective successor is duly elected and qualified. Each of Messrs. Gold, Gould and Meteny has consented to be named as a nominee and, if elected, to serve as a director. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected. Should any of the nominees not remain a candidate for election at the date of the Annual Meeting, proxies will be voted in favor of the nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.

Set forth below are the names, principal occupations and director positions on public companies, in each case, for the past five years, ages of the directors and nominees, and information relating to other positions held by them with us and other companies. Additionally, there is a brief discussion of each director’s and nominee’s experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director. There are no family relationships between or among any of the directors, executive officers and nominees for director.

Class I Directors (Term expiring at the 2016 Annual Meeting):

Jeffrey G. Gold, age 68, has served as a director since 1997. From March 2014 to January 2016, Mr. Gold was President and CEO of Myoscience, Inc., a privately-held medical device company focusing on Focused Cold TherapyTM for the treatment of peripheral nerve conditions. From January 2012 to March 2014, Mr. Gold was CEO at Velomedix, Inc., a medical device company focused on therapeutic hypothermia for patients experiencing heart attack, stroke or cardiac arrest. Prior to January 2012, Mr. Gold was a Venture Partner for Longitude Capital, a healthcare venture capital fund from January 2007 through December 2011. Mr. Gold was President and CEO of CryoVascular Systems, a peripheral vascular disease device company, from 2001 through its sale to Boston Scientific in 2005. From 1997 to 2000, he was Executive Vice President and Chief Operating Officer of Cardio Thoracic Systems, Inc., a company engaged in the development and introduction of devices for beating-heart coronary bypass surgery. Prior to that, Mr. Gold spent 18 years with Cordis Corporation in a variety of senior management roles including Vice President of Manufacturing and Vice President of Research and Development, and was a co-founder and President of Cordis Endovascular Systems, a subsidiary engaged in the interventional neuroradiology and peripheral vascular businesses. At Cordis, Mr. Gold also had responsibility for its peripheral vascular business. He serves on the board of directors of Corindus Inc. (NYSE: CVRS) and several privately held start-up medical device companies and is a member of the Executive Committee for the Center for Entrepreneurship and Innovation at the University of Florida and is a member of the Commercialization Advisory Board for the Cleveland Clinic. Mr. Gold has a B.S. in Industrial Engineering from Northeastern University in Boston, Massachusetts and an MBA from the University of Florida in Gainesville, Florida. Mr. Gold is a member of our Nominating and Corporate Governance Committee and our Audit Committee.

Mr. Gold provides us with valuable business, leadership and management experience as a result of his tenures at Cordis, CardioThoracic Systems and as President and CEO of CryoVascular Systems. In addition, Mr. Gold’s experience as a Venture Partner for Longitude Capital provides insight into emerging technologies and strategic directions in the healthcare industry. Mr. Gold’s breadth of experience in the healthcare industry, ranging from endovascular devices, coronary bypass surgery and peripheral vascular disease devices, provides our Board with valuable strategic and technical expertise necessary to direct a diverse medical device company.

Kevin J. Gould, age 62, joined our Board of Directors in October 2010. From 1991 to 2007, Mr. Gould held various management positions for the Kendall Company, which later became Tyco Healthcare, a division of Tyco International, Ltd., serving as COO of Tyco Healthcare from 2005 to 2007 and as President, North America, from 2000 to 2005. Tyco Healthcare became a public company in 2007 and is now known as Covidien. Mr. Gould served on the Board of Trustees of St. Elizabeth’s Hospital in Brighton, Massachusetts. Mr. Gould holds a B.A. from St. Anselm’s College in Manchester, New Hampshire and an M.B.A. from Anna Maria College in Paxton, Massachusetts. Mr. Gould is chairman of our Compensation Committee.

Mr. Gould’s service as COO and President, North America of Tyco Healthcare provides our Board with valuable business, leadership and management experience, particularly with respect to the numerous operational, financial, business and strategic issues faced by a growing, diversified medical device company.

Dennis S. Meteny, age 63, joined our Board of Directors in March 2004. Since January 2014, Mr. Meteny has been a director of Blue Water Growth LLC, a global business consulting firm with services including mergers and acquisitions, private capital solutions, product distribution, outsourcing, and a wide variety of business advisory services for its Western and Asian clients. From 2006 to January 2014, Mr. Meteny was President and Chief Executive Officer of Cygnus Manufacturing Company LLC, a privately held manufacturer of medical devices, health and safety components, and high precision transportation, aerospace and industrial products. From 2003 to 2006, Mr. Meteny was an Executive-in-Residence at the Pittsburgh Life Sciences Greenhouse, a strategic economic development initiative of the University of Pittsburgh Health System, Carnegie Mellon University, the University of Pittsburgh, the State of Pennsylvania and local foundations. From 2001 to 2003, he was President and Chief Operating Officer of TissueInformatics, Inc., a privately held company engaged in the medical imaging business. From 2000 to 2001, Mr. Meteny was a business consultant to various technology companies. Prior to that, Mr. Meteny spent 15 years in several executive-level positions, including as President and Chief Executive Officer, from 1994 to 1999, of Respironics, Inc. a cardio-pulmonary medical device company. Mr. Meteny holds a B.S. Degree in Accounting from The Pennsylvania State University and an MBA from the University of Pittsburgh. Mr. Meteny is the Chairman of our Audit Committee.

Mr. Meteny’s service as CFO, COO and CEO of Respironics, COO of TissueInformatics and CEO of Cygnus Manufacturing Company, provides our Board with valuable business, leadership and management experience, including leading a large, diverse healthcare company, giving him a keen understanding of the numerous operational and strategic issues facing a diversified medical device company such as AngioDynamics. In addition, as noted above, Mr. Meteny is the Chairman of our Audit Committee and is designated as a “financial expert” as a result of his extensive financial and accounting background with Ernst & Young and his position as CFO of Respironics.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Other Directors

The following Class II and Class III directors will continue on the Board of Directors for the terms indicated:

Class II Directors (Term expiring at the 2017 Annual Meeting):

James C. Clemmer, age 51, became our President and Chief Executive Officer in April 2016. Prior to joining AngioDynamics, Mr. Clemmer served as President of the Medical Supplies segment at Covidien plc from September 2006 to January 2015. In this role, Mr. Clemmer directed the strategic and day-to-day operations for global business divisions that collectively manufactured 23 different product categories. In addition, he managed global manufacturing, research and development, operational excellence, business development and all other functions associated with the Medical Supplies business. Prior to his role at Covidien, Mr. Clemmer served as Group President at Kendall Healthcare from July 2004 to September 2006, where he managed the US business across five divisions and built the strategic plan for the Medical Supplies segment before it was spun off from Tyco. Mr. Clemmer served as interim president at the Massachusetts College of Liberal Arts from August 2015 until March 1, 2016. Mr. Clemmer is a graduate of the Massachusetts College of Liberal Arts.

Through his position as our CEO and his tenure at Covidien, Mr. Clemmer brings leadership, extensive executive and operational experience, strategic expertise and a deep knowledge of the medical device industry to the Board. Mr. Clemmer’s service as a Director and CEO of AngioDynamics creates a critical link between management and the Board, enabling the board to perform its oversight function with the benefits of management’s perspectives on the business.

Howard W. Donnelly, age 55, joined our Board of Directors in March of 2004 and was named Chairman in April 2014. Since 2005, Mr. Donnelly has been President of Concert Medical LLC, a manufacturer of interventional medical devices. In addition in 2010, Mr. Donnelly became President and CEO of HydroCision Inc., a company focused on spine surgery and the pain management market. From 2002 to 2008, Mr. Donnelly was a director and member of the audit, compensation and nominating and governance committees of Vital Signs, Inc. From 1999 to 2002, he was President of Level 1, Inc., a medical device manufacturer and subsidiary of Smiths Group. From 1990 to 1999, Mr. Donnelly was employed at Pfizer, Inc., with his last position as Vice President, Business Planning and Development for Pfizer’s Medical Technology Group from 1997 to 1999. Mr. Donnelly holds a B.S. and an M.B.A. from Bryant College.

Mr. Donnelly brings extensive industry experience as a result of his tenures at Pfizer, Level 1, Concert Medical and HydroCision. Mr. Donnelly provides the Board with valuable business, leadership and management insight, particularly in the areas of manufacturing and business combinations.

Class III Directors (Term expiring at the 2018 Annual Meeting):

David Burgstahler, age 48, joined our Board on May 22, 2012 in connection with our acquisition of Navilyst. Mr. Burgstahler is the President and Co-Managing Partner of Avista. He was a founding partner of Avista since 2005 and since 2009, has been President of Avista. Prior to forming Avista, he was a partner of DLJ Merchant Banking Partners. He was at DLJ Investment Banking from 1995 to 1997 and at DLJ Merchant Banking Partners from 1997 through 2005. Prior to that, he worked at Andersen Consulting (now known as Accenture) and McDonnell Douglas (now known as Boeing). He holds a Bachelor of Science in Aerospace Engineering from the University of Kansas and a Master of Business Administration from Harvard Business School. He currently serves as a Director of ACP Mountain Holdings, Inc., ConvaTec Inc., INC Research Holdings, Inc., Lantheus Holdings, Inc., Osmotica Holdings Corp. and WideOpenWest, LLC. He previously served as a Director of BioReliance Holdings, Inc., Strategic Partners, Inc. and Warner Chilcott plc.

Mr. Burgstahler’s strong finance and management background, with over 20 years in banking and private equity finance and extensive experience serving as a director for a diverse group of private and public companies, provides valuable business, corporate governance and financial expertise to our Board.

Wesley E. Johnson, Jr., age 58, joined our Board in January 2007. Since February 2013, Mr. Johnson has been Chief Executive Officer and Director of Admittance Technologies, Inc., a medical device company. Mr. Johnson is also a director of Minimus Spine, Inc., a private medical device company. From 2003 to 2007, Mr. Johnson served as a member of the board of RITA Medical Systems, Inc. From February 2008 to May 2012, Mr. Johnson served as President, CEO and director of Cardiokinetix, Inc., a developer of medical devices for the treatment of congestive heart failure. From October 2005 to February 2008, Mr. Johnson served as General Manager of Abbott Spine, S.A., a division of Abbott Laboratories. From June 2003 to October 2005, Mr. Johnson served as Division Vice President, Finance for Abbott Spine. From May 1999 to June 2003, he served as Vice President of Operations and Chief Financial Officer for Spinal Concepts. Mr. Johnson holds a B.B.A. in Accounting from Texas A&M University and became a certified public accountant in 1981. Mr. Johnson is a member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Johnson’s service as CFO for Spinal Concepts, General Manager of Abbott Spine and CEO of Cardiokinetix provides valuable business, leadership and management experience, particularly with respect to the numerous financial, business and strategic issues faced by a diversified medical device company.

Steven R. LaPorte, age 66, joined our Board in January 2007. From 2005 to 2007, Mr. LaPorte served as a member of the board of RITA Medical Systems, Inc. Mr. LaPorte is a partner at ONSET Ventures and currently serves as a member of the boards of Valeritas Inc., Neuro Access Technologies, Cardiosolv, and Biocontrol Ltd. (United Kingdom). Mr. LaPorte also served as the Chief Technology Officer for Intelect Medical until its acquisition by Boston Scientific in January 2011. From 1978 until his retirement in 2005, Mr. LaPorte worked for Medtronic Inc. Mr. LaPorte served in various executive positions in Medtronic’s Cardiac Rhythm Management and Neurological Divisions, as well as in Corporate Headquarters. Mr. LaPorte holds a B.S. from the University of Wisconsin Stevens Point and an MBA from the University of Minnesota. Mr. LaPorte is the chairman of our Nominating and Corporate Governance Committee and a member of our Compensation Committee.

Mr. LaPorte’s service with Medtronic and as CTO of Intelect Medical provides valuable business, leadership and management experience with respect to the issues facing a diversified medical device company. In addition, Mr. LaPorte’s experience as a Venture Partner for Onset Ventures provides insight into emerging technologies and strategic directions in the healthcare industry.

CORPORATE GOVERNANCE

Director Independence

The listing standards of The Nasdaq Stock Market LLC require that a majority of a listed company’s directors qualify as independent. Our Board of Directors has determined that seven of our eight directors and nominees—Messrs. Burgstahler, Donnelly, Gold, Gould, Johnson, LaPorte and Meteny—are independent under the Nasdaq listing standards. Under the Nasdaq listing standards, an “independent director” is a director who is not an officer or employee of AngioDynamics or any subsidiary and who does not have any relationship that the Board of Directors believes would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors reviews the relationships that each director has with our Company on an annual basis and only those directors having no direct or indirect material relationship with our Company and who qualify as independent under the Nasdaq listing standards will be considered independent directors of AngioDynamics.

Communications with the Directors

Shareholders may communicate in writing with any particular director, the independent directors as a group, or the entire Board by sending such written communication to our Secretary at our principal executive offices, 14 Plaza Drive, Latham, New York 12110. Copies of written communications received at such address will be provided to the Board or the relevant director or directors unless such communications are determined by our outside counsel to be inappropriate for submission to the intended recipient(s). However, any communication not so delivered will be made available upon request to any director. Examples of shareholder communications that would be considered inappropriate for submission include, without limitation, customer complaints, business solicitations, product promotions, résumés and other forms of job inquiries, junk mail and mass mailings, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.

Policy on Director Attendance at Annual Meetings

All Board members are encouraged to attend our Annual Meetings of shareholders absent an emergency or other unforeseen circumstance. All of our directors other than Mr. Burgstahler and Mr. Venkataraman attended our 2015 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a written Code of Business Conduct and Ethics for our Company. Our Code of Business Conduct and Ethics is available on our website located at www.angiodynamics.com under the “Investors—Corporate Governance—Governance Documents—Code of Ethics” caption.

Board of Directors Leadership Structure

Howard W. Donnelly is our independent, non-executive Chairman of the Board of Directors, and James C. Clemmer is our Chief Executive Officer. We separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the Board. We also believe that separation of the positions reinforces the independence of the Board in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders.

Risk Oversight

Our Board of Directors monitors management’s enterprise-wide approach to risk management. The full Board of Directors’ role in discussing and developing our business strategy is a key part of its understanding of the risks the Company faces and what steps management is taking to manage those risks. The Board of Directors regularly assesses management’s appetite for risk and helps guide management in determining what constitutes an appropriate level of risk for the Company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee participated in and reviewed management’s enterprise risk assessment, which focused on four primary areas of risk: Strategic; Financial; Operational and Legal/Compliance. In addition, the Audit Committee focuses on financial risks, including internal controls. In setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy.

THE STOCKHOLDERS AGREEMENT

In connection with our acquisition of Navilyst Medical in 2012, we entered into a Stockholders Agreement with certain of the former stockholders of Navilyst, including investment funds affiliated with Avista Capital Partners (which we refer to in this proxy statement as the “Stockholders”). The following is a summary of certain provisions of the Stockholders Agreement and is qualified in its entirety by reference to the Stockholders Agreement, which we incorporate by reference to Exhibit 2.2 of our Current Report on Form 8-K filed with the SEC on May 25, 2012. This summary may not contain all of the information about the Stockholders Agreement that is important to you. We urge you to read the entire Stockholders Agreement carefully because it is the legal document governing important aspects of the relationship among AngioDynamics and the Stockholders.

Board Representation

Pursuant to the terms of the Stockholders Agreement, the size of AngioDynamics’ Board of Directors was increased from eight to ten directors. In addition, our Board of Directors appointed two individuals designated by investment funds affiliated with Avista to serve on our Board (David Burgstahler and Sriram Venkataraman, who are together referred to in this proxy statement as the “Stockholder Designees”) until such time as, with respect to the first Stockholder Designee, the Stockholders’ beneficial ownership in AngioDynamics has been reduced below twenty percent (20%) of the then-outstanding voting shares and, with respect to the second Stockholder Designee, the Stockholders’ beneficial ownership in AngioDynamics has been reduced below ten percent (10%) of the then-outstanding voting shares (each, a “Board Right Termination Event” with respect to such Stockholder Designee). On August 5, 2016, following the Stockholders sale of shares of our common stock pursuant to an underwriting agreement, the Stockholders’ beneficial ownership in AngioDynamics was reduced below 20% of the outstanding voting shares. As a result, in accordance with the terms of his appointment to AngioDynamics’ Board of Directors and the terms of the Stockholders Agreement, the first Stockholder Designee, Sriram Venkataraman, resigned as a director on August 5, 2016. The second Stockholder Designee, David Burgstahler, serves as a Class III director. If the Stockholders materially breach the Stockholders Agreement, which breach is not cured in all material respects within 15 business days of receipt of notice of such breach, we have the right to terminate the Stockholders’ right to designate the Stockholder Designees.

For as long as the Stockholders have the right to designate the Stockholder Designees in accordance with the provisions of the Stockholders Agreement, AngioDynamics must use commercially reasonable efforts, at each annual general meeting of shareholders of AngioDynamics, to procure the election or re-election of the applicable Stockholder Designee to the Board, for a term expiring at the next annual general meeting of shareholders at which members of the class of directors to which the Stockholder Designee belongs are to be elected or re-elected, or until such Stockholder Designee’s successor is elected and qualified, or at such earlier time, if any, as such Stockholder Designee may resign, retire, die or be removed as a director. If a Stockholder Designee has resigned, retired, died or been removed from office, the Stockholders have the right to designate a replacement Stockholder Designee.

Once a Stockholder Designee is not elected or re-elected, as the case may be, as a director by the requisite vote of AngioDynamics’ stockholders, AngioDynamics will not be obligated to procure the election or re-election of such Stockholder Designee pursuant to the terms of the Stockholders Agreement and the Stockholders will have the right to designate a replacement Stockholder Designee.

Standstill Restrictions

Under the terms of the Stockholders Agreement, each Stockholder and Avista Capital Holdings, LP (“Avista”) will be subject to customary standstill restrictions until the later of (a) the seven-year anniversary of the closing date of the acquisition and (b) the three-year anniversary of the date on which the Stockholders cease to beneficially own voting securities of AngioDynamics representing at least five percent (5%) of the voting securities then outstanding. The standstill restrictions will generally prevent the Stockholders and Avista from

(i) acquiring any additional new AngioDynamics voting securities and (ii) taking a number of actions that might result in the Stockholders or Avista exerting influence or control over AngioDynamics, including, but not limited to, the following:

•

acquiring or agreeing to acquire beneficial ownership of any voting securities in addition to the shares issued in connection with the acquisition other than as a result of (i) reverse share splits or other actions of AngioDynamics that cause the Stockholders and their affiliates to beneficially own any excess amount or (ii) shares purchased in the ordinary course of business as a result of the acquisition of any portfolio company or other investment entity that owns any such shares at the time of such acquisition, if such additional shares represent five percent (5%) or less of then-outstanding voting securities or if such ownership is approved by the Board;

•

acquiring or agreeing to acquire beneficial ownership of any other securities issued by AngioDynamics other than shares or other securities purchased in the ordinary course of business as a result of the acquisition of any portfolio company or other investment entity that owns any such securities at the time of such acquisition, if such additional shares represent five percent (5%) or less of the then-outstanding securities of such type of security or if such purchase is approved by the Board;

•	proposing, offering or participating in any effort to acquire AngioDynamics or any of its subsidiaries or any of their assets or operations;

•	inducing or attempting to induce any third party to participate in any effort to acquire beneficial ownership of AngioDynamics’ voting securities;

•

proposing, offering or participating in any tender offer, exchange offer, merger, acquisition, share exchange or other business combination or change of control transaction involving AngioDynamics or any of its subsidiaries, or any recapitalization, restructuring, liquidation, disposition, dissolution or other extraordinary transaction involving AngioDynamics any of its subsidiaries or any material portion of their businesses;

•

seeking to call, requesting the call of, or calling a special meeting of the stockholders of AngioDynamics, or making or seeking to make a stockholder proposal, or requesting a list of AngioDynamics’ stockholders, or seeking election to the board or seeking to place a representative on the Board other than as specified in the Stockholders Agreement, or seeking removal of any director from the Board, or otherwise seeking to control or influence the governance or policies of AngioDynamics;

•

soliciting proxies, designations or written consents of stockholders, or conducting any referendum to vote the securities with respect to any matter, or becoming a participant in any contested solicitation for the election of AngioDynamics’ directors, other than in support of the voting obligations of the Stockholders pursuant to the Stockholders Agreement;

•

forming or participating in a partnership, limited partnership, syndicate or other group within the meaning of Section 13(d)(3) of the Exchange Act, or depositing any voting securities in a voting trust or similar arrangement; or

•	publicly disclosing or causing the public disclosure of any proposal to obtain any waiver, consent or amendment of any of the provisions of the Stockholders Agreement.

Voting

For a period of one year from the date of the Stockholders Agreement, the Stockholders were required to vote all voting securities owned by the Stockholders in accordance with the recommendation of the AngioDynamics Board of Directors. Thereafter, the Stockholders must vote their securities either (a) in accordance with the recommendation of the Board of Directors or (b) in proportion to the votes cast with respect to the voting securities not owned by the Stockholders, for so long as the Stockholders beneficially own at least ten percent (10%) of the outstanding voting securities of AngioDynamics. However, each Stockholder can vote its voting securities in its sole discretion if the Stockholders beneficially own less than fifteen percent (15%) of the Company’s voting securities then-outstanding and there is no Stockholder Designee then serving on the Board.

Registration Rights

The Stockholders have certain registration rights under the Stockholders Agreement. On August 15, 2013, AngioDynamics filed a shelf registration statement on Form S-3. If, at any time, AngioDynamics is not eligible to use Form S-3, it will use Form S-1, but will undertake to register the Stockholders’ shares on Form S-3 promptly thereafter. AngioDynamics will use its reasonable best efforts to keep the registration statement continuously effective and to cooperate in any shelf take down.

AngioDynamics has the right to postpone, for a period not to exceed 30 consecutive days or an aggregate of 75 days in any one-year period, and not more than once in any six-month period, the filing of a registration statement if (A) the SEC issues a stop order suspending the effectiveness of the registration statement or (B) in the good faith judgment of our Board of Directors, such registration would require AngioDynamics to make a public disclosure of material non-public information, which disclosure would reasonably be expected to be materially adverse to AngioDynamics or adversely and materially affect its ability to effect a reasonably imminent material proposed transaction, disposition, financing, reorganization, recapitalization or similar transaction. The obligation of AngioDynamics to register shares and maintain the effectiveness of registration statements shall terminate as to each Stockholder on the earliest of (a) the date that all shares owned by such Stockholder may be freely sold without registration and (b) the date that is four months after the first date on which Stockholders own less than five percent (5%) of the then-outstanding voting shares of the Company.

The Stockholders have certain additional rights in connection with their registration rights under the Stockholders Agreement, including the Company’s agreement to pay all registration expenses and certain other costs in connection with an offering of the Stockholders’ shares.

Termination

The Stockholders Agreement will terminate upon the earlier of (a) the later of (i) the seventh anniversary of the closing of the Navilyst acquisition and (ii) the date that is three years after the first date on which the Stockholders cease to own at least five percent (5%) of the voting shares of the Company then outstanding; and (b) a change of control with respect to AngioDynamics in which all voting shares of AngioDynamics are exchanged for cash consideration. If AngioDynamics consolidates or merges and is not the surviving corporation and the shares are converted or exchanged for non-cash consideration, the successors and assigns of AngioDynamics will honor the registration rights provisions of the Stockholders Agreement while all other provisions of the Stockholders Agreement will terminate upon such change of control.

MEETINGS AND BOARD COMMITTEES

Committees of the Board

During our fiscal year ended May 31, 2016, our Board of Directors had three standing committees, the members of which have been elected by the Board: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Each committee is composed entirely of independent directors and the chairman and members of each committee are appointed annually by the Board. Each committee is authorized to retain its own outside counsel and other advisors as it desires, subject to, for the Nominating and Corporate Governance Committee a $100,000 annual limitation on fees and expenses for such counsel and advisors without the full Board’s prior consent.

Each committee has adopted a written charter, and a brief summary of each committee’s responsibilities follows.

Audit Committee and Audit Committee Financial Expert

The Audit Committee assists our Board of Directors in its oversight of: (i) the integrity of our financial statements, financial reporting process, system of internal controls over financial reporting, and audit process; (ii) our compliance with, and process for monitoring compliance with, legal and regulatory requirements; (iii) our independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our independent registered public accounting firm. The Audit Committee also provides an open avenue of communication between the independent registered public accounting firm and the Board. The authority and responsibilities of the Audit Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors—Corporate Governance—Committee Charters—Audit Committee” caption. The information on our website is not a part of this proxy statement.

During our fiscal year ended May 31, 2016, the members of the Audit Committee were Dennis S. Meteny, Jeffrey G. Gold, Wesley E. Johnson, Jr. and Sriram Venkataraman, each of whom has been determined by our Board to be independent under the Nasdaq listing standards. Mr. Venkataraman resigned from the Board on August 5, 2016. The Board has also determined that each member of the Audit Committee is financially literate in accordance with the Nasdaq listing standards and that Mr. Meteny, who serves as the chair of the Audit Committee, is an “audit committee financial expert,” as defined under SEC rules. The Audit Committee met 9 times during our fiscal year ended May 31, 2016. All of such meetings were attended, either in person or telephonically, by all of the members of the Audit Committee. The Audit Committee did not take any actions by unanimous written consent during the fiscal year ended May 31, 2016.

The report of the Audit Committee begins on page 53 of this proxy statement.

Compensation Committee

The Compensation Committee is responsible for: (i) developing and evaluating potential candidates for executive positions; (ii) reviewing and recommending to the Board each year the objectives that will be the basis for the payment of the annual incentive compensation to the CEO; (iii) reviewing our CEO’s performance annually in light of the Compensation Committee’s established goals and objectives; (iv) reviewing and approving the evaluation process and compensation structure for our other executive officers annually and overseeing the CEO’s decisions concerning the performance and compensation of our other executive officers; and (v) reviewing and administering our incentive compensation and other stock-based plans and recommending changes in such plans to the Board, as needed. The authority and responsibilities of the Compensation Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors—Corporate Governance—Committee Charters—Compensation Committee” caption. The information on our website is not a part of this proxy statement. The Compensation Committee has authority under its charter to delegate its responsibilities to a subcommittee of the Committee, but did not do so during our fiscal year ended May 31, 2016.

During our fiscal year ended May 31, 2016, the members of the Compensation Committee were Kevin J. Gould, Wesley E. Johnson, Jr. and Steven R. LaPorte, each of whom has been determined by our Board of Directors to be independent under the Nasdaq listing standards. Mr. Gould serves as chair of the Compensation Committee. The Compensation Committee met 9 times during our fiscal year ended May 31, 2016. All of such meetings were attended, either in person or telephonically, by all of the members of the Compensation Committee. The Compensation Committee took action by written consent on one occasion during the fiscal year ended May 31, 2016.

Compensation Committee Interlocks and Insider Participation

During fiscal 2016 and as of the date of this proxy statement, none of the members of the Compensation Committee was or is an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee or board of directors of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for: (i) assisting the Board in identifying individuals qualified to serve as directors of our Company and on committees of the Board and assessing the background and qualifications of director candidates; (ii) advising the Board with respect to Board composition, procedures and committees; (iii) developing and recommending to the Board a set of corporate governance principles applicable to our Company, including principles for determining the form and amount of director compensation; and (iv) overseeing the evaluation of the Board. The Nominating and Corporate Governance Committee’s guidelines for selecting nominees to serve on the Board are set forth in its charter and summarized below.

The Nominating and Corporate Governance Committee may apply several criteria in selecting and assessing nominees. At a minimum, the committee will consider: (a) whether each such nominee has demonstrated, by significant accomplishment in the nominee’s field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of our Company; and (b) the nominee’s reputation for honesty and ethical conduct in the nominee’s personal and professional activities. Additional factors that the committee shall take into account are set forth in its charter, and include, for example, the relevance of a candidate’s specific experiences, skills, industry background and knowledge to the business and objectives of our Company; a candidate’s potential contribution to the diversity of the Board (including gender, race and ethnicity); a candidate’s personal and professional integrity, character and business judgment; a candidate’s time availability in light of other commitments; any potential conflicts of interest involving a candidate; and any other factors or qualities that the committee believes will enhance the Board’s ability to effectively manage and direct our Company’s affairs and business, including, where applicable, the ability of Board committees to perform their duties or satisfy any independence requirements under the Nasdaq listing standards or otherwise. In identifying director candidates, the committee also considers the composition of the Board as a whole, with the goal of achieving a balance of the above-listed criteria across the entire Board and a mix of management and independent directors, while also filling the need for particular skill sets, such as those required of Audit Committee.

The Nominating and Corporate Governance Committee will identify nominees by first evaluating the current members of our Board of Directors whose terms are expiring and who are willing to continue in service. In doing so, the committee will balance the skills and experience of such current directors, as well as the value of continuity of their service, with that of obtaining new perspectives for the Board.

For new nominees, the committee will identify potential candidates based on input from members of the Board and management and, if the committee deems it appropriate, from one or more third-party search firms. The committee will seek new qualified director candidates from, among other areas, the traditional corporate/

business environment, healthcare providers and other professional fields and governmental and regulatory agencies that are relevant to our company’s business and objectives. The committee will seek to include qualified and diverse director candidates, including women and individuals from minority groups, in the pool from which nominees are selected. In this regard, the committee and the board believe that a diverse Board can lead to improved company performance by encouraging new ideas, expanding the knowledge base available to the Board and management and fostering a boardroom environment and culture that promotes new perspectives, innovation and deliberation.

Once a person has been identified by the committee as a potential candidate, the committee will assess, based on publicly available information regarding the person, whether the candidate should be considered further. If the committee determines that the candidate warrants further consideration and the person expresses a willingness to be considered and to serve on the Board, the committee will request information from the candidate, review his or her accomplishments and qualifications and conduct one or more interviews with the candidate. If the candidate appears qualified, committee members may also contact references provided by the candidate or other persons with first-hand knowledge of the candidate’s experience and accomplishments. Additionally, candidates may be requested to meet with some or all of the other members of the Board of Directors. Using the input from these interviews and the other information it has obtained, the committee will determine whether it should recommend that the Board nominate, or elect to fill a vacancy with, a final prospective candidate. The committee’s evaluation process is the same for candidates recommended by shareholders.

The authority and responsibilities of the Nominating and Corporate Governance Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors—Corporate Governance—Committee Charters—Nominating & Corporate Governance Committee” caption. The information on our website is not a part of this proxy statement.

During our fiscal year ended May 31, 2016, the members of the Nominating and Corporate Governance Committee were Jeffrey G. Gold, Wesley E. Johnson, Jr. and Steven R. LaPorte, each of whom has been determined by our Board of Directors to be independent under the Nasdaq listing standards. Mr. LaPorte serves as the chair the committee. The Nominating and Corporate Governance Committee met 5 times during the fiscal year ended May 31, 2016. All of such meetings were attended, either in person or telephonically, by all of the members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee took action by unanimous written consent one time during the fiscal year ended May 31, 2016.

Recommendations by Shareholders of Director Nominees

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Nominating and Corporate Governance Committee, c/o AngioDynamics, Inc., 14 Plaza Drive, Latham, New York 12110 at least 90 days but no more than 120 days prior to the anniversary date of the previous year’s Annual Meeting. Assuming that the appropriate information has been timely provided, the committee will consider these candidates in the same manner as it considers other Board candidates it identifies. Our shareholders also have the right to nominate director candidates without any action on the part of the Nominating and Corporate Governance Committee or our Board of Directors by following the advance notice provisions of our by-laws as described under “Nomination of Directors.”

Meetings of the Board and Committees

Our Board of Directors held 17 meetings and took action by unanimous written consent one time during our fiscal year ended May 31, 2016. Each incumbent director attended more than 75% of the meetings of the Board and of each committee of which he was a member that were held during the period in which he was a director or committee member.

OWNERSHIP OF SECURITIES

The following table sets forth the AngioDynamics common stock beneficially owned by each of our directors, each of our named executive officers, all of our directors and executive officers as a group and each person known by us to beneficially own more than 5% of our common stock as of August 29, 2016. Except as otherwise noted, each individual director or named executive officer had sole voting and investment power with respect to the AngioDynamics common stock. As of August 29, 2016, there were 36,800,761 shares of our common stock outstanding. As of August 29, 2016, no director (except Mr. Burgstahler who is affiliated with Avista Capital Partners) or executive officer beneficially owned more than 1% of the shares of our outstanding common stock. As of August 29, 2016, AngioDynamics’ current directors and executive officers as a group beneficially own 1.88% of the shares of common stock outstanding.

Name of Beneficial Owner	Number of Shares of Common Stock Owned as of August 29, 2016(a)		% of Outstanding Shares		Number of Shares Beneficially Owned, Number that May be Acquired Within 60 Days of August 29, 2016
5% Owners
Avista Capital Partners GP, LLC c/o Avista Capital Partners 65 East 55th Street, 18th Floor New York, NY 10022	7,183,008	(b)	19.52		—
RGM Capital, LLC 9010 Strada Stell Court, Suite 105 Naples, Florida 34109	3,336,200	(c)	9.07		—
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	3,053,869	(d)	8.30		—
Broadfin Capital, LLC. 237 Park Avenue, Suite 900 New York, NY 10017	2,498,527	(e)	6.79		—
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX, 78746	2,801,885	(f)	7.61		—
Directors
David Burgstahler	7,239,277	(g)	19.67	(g)	44,476
Howard W. Donnelly	89,829		*		47,476
Jeffery G. Gold	97,158		*		59,476
Kevin J. Gould	78,772		*		58,476
Wesley E. Johnson, Jr.	74,683		*		47,476
Steven R. LaPorte	81,680		*		47,476
Dennis S. Meteny	106,272		*		59,476
Named Executive Officers
James C. Clemmer	—		—		—
Stephen A. Trowbridge	37,149		*		23,606
Mark A. Stephens	30,338		*		11,533
All directors and executive officers as a group (10 persons)(h)	691,286	(i)	1.88		430,183

*	Represents less than one percent of the number of shares outstanding at August 29, 2016.

(a)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, although not outstanding, shares of common stock subject to options that are exercisable or will become exercisable within 60 days of August 29, 2016 and restricted stock units that will vest within 60 days of August 29, 2016 are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(b)	Share ownership information is based upon a Schedule 13D/A filed by Avista Capital Partners GP, LLC on August 5, 2016, which reports that the Schedule 13D/A was jointly filed by the following persons (each a “Reporting Person” and collectively the “Reporting Persons”): (1) Avista Capital Partners GP, LLC, a Delaware limited liability company (“Avista GP”); (2) Avista Capital Partners, L.P., a Delaware limited partnership (“ACP”); (3) Avista Capital Partners (Offshore), L.P., a Bermuda limited partnership (“ACP Offshore”); and (4) Navilyst Medical Co-Invest, LLC, a Delaware limited liability company (“NM Co-Invest” and together with ACP and ACP Offshore, collectively the “Avista Capital Funds”). ACP may be deemed to beneficially own 4,453,305 shares of Common Stock, ACP Offshore may be deemed to beneficially own 1,174,296 shares of Common Stock, and NM Co-Invest may be deemed to beneficially own 1,555,407 shares of Common Stock. Avista GP is the general partner of each of ACP and ACP Offshore and is the managing member of NM Co-Invest. Voting and investment determinations with respect to the shares held by the Avista Capital Funds are made by an investment committee comprised of the following members: Thompson Dean, Steven Webster, David Burgstahler, David Durkin and Sriram Venkataraman. As a result, and by virtue of the relationships described above, the investment committee of Avista GP may be deemed to exercise voting and dispositive power with respect to the shares held by the Avista Capital Funds. Each of the members of the investment committee of Avista GP disclaims beneficial ownership of such shares.
(c)	Share ownership information is based upon a Schedule 13G/A filed by RGM Capital, LLC and Robert G. Moses, managing member of RGM Capital, LLC, on February 16, 2016. According to the Schedule 13G/A, RGM Capital, LLC and Robert G. Moses beneficially own and have shared voting and dispositive power with respect to 3,336,200 shares.
(d)	Share ownership information based upon a Schedule 13G/A filed by BlackRock, Inc. on January 25, 2016. According to the Schedule 13G/A, Blackrock, Inc. has sole voting power with respect to 2,984,644 shares and sole dispositive power with respect to 3,053,869 shares.
(e)	Share ownership information is based upon a Schedule 13G/A filed by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler on February 11, 2016. According to the Schedule 13G/A, Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler have beneficial ownership and shared voting and dispositive power with respect to 2,498,527 shares of common stock.
(f)	Share ownership information is based upon a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 9, 2016. According to the Schedule 13G/A, Dimensional Fund Advisors serves as investment adviser to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). In its role as investment adviser, neither Dimensional Fund Advisors nor its subsidiaries possess voting and/or investment power over the securities of the Issuers that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. Dimensional Fund Advisors disclaims beneficial ownership of such securities. To the knowledge of Dimensional Fund Advisors, none of the Funds individually own more than 5% of the outstanding shares of Common Stock. The Funds have shared dispositive power with respect to 2,801,885 shares and have shared voting power with respect to 2,699,177 shares.
(g)	Includes shares owned by Avista Capital Funds. Mr. Burgstahler disclaims beneficial ownership of such shares.
(h)	Reflects shares owned by Avista Capital Funds. Mr. Burgstahler disclaims beneficial ownership of such shares.
(i)	Includes all of the persons identified as directors and Messrs. Clemmer, Trowbridge, and Stephens. Does not include shares owned by Avista Capital Funds.

Equity Compensation Plan Information

The following table sets forth information, as of May 31, 2016, with respect to compensation plans under which our equity securities are authorized for issuance.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
Equity compensation plans approved by security holders	2,801,333	(1)	$14.64	2,166,476
Equity compensation plans not approved by security holders	500,000	(3)	$12.14	None
Total	3,301,333		$14.42	2,166,476

(1)	Includes (i) 2,111,618 stock options with a weighted-average exercise price of $14.64, (ii) 494,073 restricted stock units, and (iii) 185,892 performance share awards.
(2)	Reflects the number of securities remaining available for future issuance under the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan, as amended, without giving effect to the proposed amendment to such plan set forth in this proxy statement.
(3)	On April 1, 2016, the Company entered into an employment agreement with James C. Clemmer to secure his service as President and Chief Executive Officer of the Company. As part of his employment agreement, the Company granted Mr. Clemmer 250,000 performance share awards, 200,000 options at an exercise price of $12.14, and 50,000 restricted stock units. The awards were granted as an inducement material to Mr. Clemmer’s entering into employment with the Company, within the meaning of Nasdaq Listing Rule 5635.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

AngioDynamics operates in an extremely competitive industry. Our compensation philosophy is designed to:

•	align our executive officers’ compensation with our business objectives and the interests of our shareholders;

•	enable us to attract, motivate and retain the level of successful, qualified senior executive leadership talent necessary to achieve our long term goals; and

•	reward performance, company growth and advancement of our long-term strategic initiatives.

AngioDynamics generally sets executive compensation targets for cash and equity-based compensation at or near the 50th percentile of companies in a predetermined comparable group through a combination of fixed and variable compensation. Our compensation program supports our “pay for performance” philosophy by targeting fixed compensation (base salary) at or near the 50th percentile of the comparable companies and targeting variable compensation at the 50th percentile with the opportunity to earn above the 50th percentile when warranted by performance.

AngioDynamics views these ranges of compensation targets as a guideline, not a rule, in setting and adjusting our compensation programs. While the Compensation Committee attempts to base compensation decisions on the most recent market data available, it also recognizes the importance of flexibility, and may go above or below the targeted ranges for any individual or for any specific element of compensation. Individual executive compensation may be above or below the stated philosophy based on considerations such as individual performance, experience, history and scope of position, current market conditions and the specific needs of the business at critical points in time.

In addition, our compensation strategy takes into account our financial performance relative to our peer companies including companies that:

•	exclusively design, develop, manufacture, and market medical devices;

•	market and sell products primarily through a direct sales force;

•	are headquartered in the United States;

•	are publicly traded on the Nasdaq or NYSE stock exchanges and have at least one published proxy statement;

•

have revenues, market value, and an employee size of a minimum of approximately 50% of, and up to approximately 200% of our expected revenues, market size and employee count for the next fiscal year; and

•	are generally profitable.

Within this overall philosophy, the Compensation Committee’s objectives are to:

•	offer a total compensation package that takes into consideration the compensation practices of similarly situated companies with which we compete for exceptional senior level talent;

•	provide annual cash incentive awards relative to attaining certain pre-determined financial metrics, along with completion of individual objectives;

•	align financial incentives with shareholders’ interests through significant equity-based incentives to senior management; and

•	reward overachievement of goals with programs designed to have significant upside bonus opportunity for participants.

The Compensation Committee

The Compensation Committee is responsible for: (i) assisting the Board in developing and evaluating potential candidates for executive positions; (ii) reviewing and recommending to the Board the corporate goals and objectives with respect to our CEO’s compensation on an annual basis; (iii) reviewing our CEO’s performance annually in light of the committee’s established goals and objectives; (iv) reviewing and approving the evaluation process and compensation structure for our other named executive officers annually and overseeing the CEO’s decisions concerning the performance and compensation of our other named executive officers; and (v) reviewing and ensuring our incentive compensation and other stock-based plans are administered consistent with the terms of such plans and recommending changes in such plans to the Board, as needed. The authority and responsibilities of the Compensation Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors—Corporate Governance—Committee Charters—Compensation Committee” caption.

Our Board of Directors has determined that all of the directors who were members of the Compensation Committee during our fiscal year ended May 31, 2016—Messrs. Gould, Johnson and LaPorte—are independent under the Nasdaq listing standards. Although the Compensation Committee comprises solely independent directors, it does consider the recommendations, if any, provided by our CEO in determining the appropriate levels of compensation for our named executive officers, other than the CEO.

Named Executive Officers

AngioDynamics’ named executive officers (or our NEOs) are President and Chief Executive Officer (James C. Clemmer) and former President and Chief Executive Officer (Joseph M. DeVivo), former interim Chief Financial Officer (Michael Trimarchi) and former Chief Financial Officer (Mark T. Frost), the two individuals other than the Chief Executive Officer and Chief Financial Officer who served as executive officers as of May 31, 2016 (Stephen A. Trowbridge and Mark A. Stephens) and one former executive officer who would have been among the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer but did not serve as an executive officer as of May 31, 2016 (John Soto). From Mr. Trimarchi’s departure through July 27, 2016, we did not have a Chief Financial Officer, and instead were using the services of an outside consulting firm to fill this role. On July 27, 2016, Peter J. Kish was designated as our principal financial officer and principal accounting officer and served in this role until our new Chief Financial Officer Michael Greiner began his service on August 16, 2016.

This Compensation Discussion and Analysis and the tables that follow describe compensation decisions regarding our NEOs, including certain executives who left AngioDynamics during the year. In fiscal 2016, we experienced changes in the executive leadership team, including the following departures: former President and Chief Executive Officer (Mr. DeVivo), effective March 31, 2016; former interim Chief Financial Officer (Mr. Trimarchi), effective May 13, 2016; former Chief Financial Officer (Mr. Frost), effective November 20, 2015; and former Executive Vice President and Chief Commercial Officer (Mr. Soto), effective May 2, 2016. Pursuant to Securities and Exchange Commission rules, compensation information regarding these former officers is included in the tables and narrative below, as applicable. However, where the Compensation Committee did not assess compensation for these individuals, because they were no longer with the Company, their compensation is not described.

Components of Executive Compensation for Fiscal 2016

The three components of the compensation program for named executive officers are base salary, annual cash incentive compensation and long-term equity-based incentive awards in the form of performance share awards, stock options and restricted stock unit awards. The Compensation Committee administers these components with the goal of providing total compensation that is competitive in the marketplace, while recognizing meaningful differences in individual performance and offering the opportunity to earn superior rewards when merited by individual performance. The Compensation Committee’s policy is to establish ranges for base salary, annual cash incentive compensation and equity-based incentives for named executive officer positions, including that of the CEO, with consideration to the averages paid by similarly-situated companies, which include publicly traded companies of similar structure, revenue, and profitability in the life sciences industry.

In determining these ranges, the Compensation Committee reviewed information from a compensation survey conducted on our behalf in 2013 by Mercer, an independent consulting company engaged by the Compensation Committee to conduct the survey. The Compensation Committee also approved the list of peers to be used in the analysis. During our fiscal year ended May 31, 2016, the Company analyzed information with respect to the following peer group1.

Accuray	Masimo Corporation
Conmed Corporation	Merit Medical Systems, Inc.
Cyberonics, Inc.	Natus Medical Incorporated
ICU Medical, Inc.	NxStage Medical, Inc.

In order to ensure a comprehensive review in preparing the compensation survey, Mercer took the following steps:

1)	Compiled information to form the basis of the survey, including analyzing and selecting peer companies, analyzing our historical and current compensation practices and philosophies, and determining the positions to be included in the survey, with the assistance of the Compensation Committee and other key contributors.

2)	Performed a proxy review using peer group data and other industry specific surveys to analyze base salary, total cash compensation, and long-term incentives paid to executives and summarized its findings in the form of a competitive pay analysis.

3)	Presented recommendations for comprehensive executive plan strategy and pay structure for the next fiscal year, including base salary levels, design of the annual bonus program, and amount and allocation of short-term and long-term incentive compensation components.

The following table depicts the components of target compensation for our CEO and our NEOs established by our Compensation Committee for our fiscal year ending May 31, 2016. Each of the components is described in more detail below.

[1]	Thoratec Corporation, Tornier N.V. and Volcano Corporation were eliminated from the peer group during AngioDynamics’ fiscal year ended May 31, 2016 because each company was acquired during such period.

Appointment of New CEO

On April 1, 2016, AngioDynamics entered into an employment agreement with James C. Clemmer, appointing Mr. Clemmer as President and Chief Executive Officer of the Company, effective April 4, 2016. Mr. Clemmer succeeded Joseph M. DeVivo who had served as President and CEO since September 2011. Pursuant to the employment agreement with Mr. Clemmer, he will serve as the Company’s President and CEO for an initial two-year term, subject to successive one-year extensions unless either party notifies the other in writing not later than March 1 immediately prior to the anniversary of the employment agreement effective date, beginning on March 1, 2018 and each March 1 thereafter. Mr. Clemmer will receive a base salary of $625,000 per year and be eligible for annual bonuses at a target level of 100% of his base salary beginning with the Company’s fiscal year ending May 31, 2017. Mr. Clemmer was not eligible for an annual bonus for the fiscal year ended May 31, 2016. Mr. Clemmer will receive (i) an executive car allowance of $1,500 per month (less applicable taxes), (ii) reimbursement of up to $15,000 for legal fees incurred by Mr. Clemmer in the review of his employment agreement, (iii) reimbursement for reasonable business expenses incurred during the period of employment subject to the Company’s expense reimbursement policies, and (iv) a relocation allowance of $75,000 in the form of reimbursements and payments. Mr. Clemmer will also be eligible to participate in the benefit and perquisite plans and programs generally available to senior executives of the Company, including health insurance, life and disability insurance, the Employee Stock Purchase Plan, 401(k) plan and flexible spending plan.

With respect to the Company’s fiscal year ending May 31, 2017, Mr. Clemmer will be eligible to receive an equity award in accordance with the Company’s customary procedures pursuant to the annual equity award program. It is the current policy of the Company’s board of directors that the chief executive officer receives for his annual equity grant an award valued at 225% of base salary, and that such award comprises 25% stock options, 25% restricted stock units, and 50% performance share awards.

In addition, under his employment agreement, Mr. Clemmer was granted equity awards effective April 4, 2016 in the form of (i) 250,000 performance share awards, (ii) an option to purchase 200,000 shares of common stock, and (iii) 50,000 restricted stock units. The performance share awards have a three-year term with payouts to be made in shares of AngioDynamics common stock at the end of the term ranging between 0 and 200% of the grant amount depending on the Company’s total shareholder return relative to a peer group of companies substantially similar to the peer group previously disclosed in connection with the Company’s prior performance share award programs. The options will vest in four equal installments beginning on the first anniversary of the grant date, have a strike price equal to the closing price of AngioDynamics’ common stock as of April 4, 2016 ($12.14) and expire, if not exercised, on April 4, 2023. The restricted stock units will vest in four equal installments beginning on the first anniversary of the grant date. Each of these three grants was granted to Mr. Clemmer as inducement equity awards in accordance with Nasdaq Listing Rule 5635(c)(4).

In connection with Mr. DeVivo’s departure, AngioDynamics entered into a Separation Agreement and General Release with Mr. DeVivo on April 22, 2016. Under the terms of this agreement, Mr. DeVivo will receive a payment equal to his annual base salary of $644,000 on the terms and subject to the conditions set forth in the agreement. In addition, Mr. DeVivo’s unexpired but unvested performance share awards, stock options and restricted stock units will continue to vest according to their terms during the twelve month period following the date of the agreement. Mr. DeVivo will also be entitled to payment for all accrued but unused vacation pay and to continued health benefits for a period of twelve months, subject to certain exceptions. Mr. DeVivo agreed to reasonably cooperate with the Company for one hundred eighty days in transitioning all pending matters and agreed to a general release to the Company. The agreement also provides that Mr. DeVivo will abide by the terms of certain non-competition and non-solicitation provisions for a period of twelve months from the date of the agreement.

Appointment of Interim CFO

On November 9, 2015, Michael Trimarchi, the Company’s then Vice President and Global Controller, was appointed Interim CFO as of November 20, 2015, the effective date of Mark Frost’s resignation. In connection with Mr. Trimarchi’s appointment as the Company’s Interim CFO, the Compensation Committee approved an $80,000 cash retention bonus payable to Mr. Trimarchi, subject to his continued employment with the Company through May 6, 2016 (or his earlier termination by the Company for any reason other than for cause or his resignation for good reason). Mr. Trimarchi remained employed through May 6, 2016 and received his retention bonus.

Base Salaries

The base salary for each named executive officer is determined at levels considered appropriate for comparable positions at similarly situated companies, while targeting the average 50th percentile for total cash compensation of executives at such similarly situated companies. Adjustments to each individual’s base salary are made based on annual performance reviews with consideration given to the executive’s performance as well as his/her salary compared with the range of those listed in the aforementioned survey and our executives generally. Among the criteria used in the annual performance reviews are the work and supervisory performance of the executive, demonstrated management and leadership skills, performance to specific established personal goals, and the strengths and weaknesses that the executive demonstrates on the job.

Following are the base salary increases for the named executive officers for fiscal 2016 that were effective September 1, 2015.

Name	Fiscal 2015 Base Salary	Fiscal 2016 Base Salary	Percentage Increase
James C. Clemmer	N/A	$625,000	N/A
Joseph M. DeVivo	$644,000	$663,000	3%
Michael Trimarchi	N/A	$206,000	N/A
Mark T. Frost	$362,457	$373,331	3%
Stephen A. Trowbridge	$296,125	$305,000	3%
Mark A. Stephens	$299,000	$308,000	4%
John Soto	$329,600	$339,488	3%

Salary increases for all AngioDynamics employees averaged approximately 3% during our fiscal 2016. The salary increases for our named executive officers were within the guidelines for our employees. The Compensation Committee believes that the salaries for our named executive officers are within the stated philosophy.

Annual Cash Incentives

The Compensation Committee believes that a meaningful portion of the annual compensation of each named executive officer should be in the form of annual cash incentive compensation.

The annual cash incentive target comprises 80% based upon pre-determined financial metrics and 20% based upon achievement of pre-determined personal objectives. For our named executive officers, the financial metrics target comprised 50% based on our achievement of our pre-determined net sales target, 25% based on our achievement of our pre-determined adjusted EPS target and 25% based upon our achievement of our pre-determined free cash flow target. The Compensation Committee uses net sales, adjusted EPS and free cash flow as the targets to measure financial performance because they believe they are typically highly linked to creating value for shareholders. Additional compensation up to a maximum of 50% of the target incentive payment amounts may be awarded if we overachieve our annual financial targets.

For our fiscal 2016, we achieved 95% of our net sales target of $372.4 million, resulting in no payout of the 50% target associated with net sales, 91% of our adjusted EPS target of $0.67, resulting in no payout of the 25% target associated with adjusted EPS, and 108% of our free cash flow target of $40 million, resulting in a 148% payout of the 25% target associated with free cash flow.

For our fiscal year ended May 31, 2016, the only named executive officers whose personal goals were assessed were Mr. Trowbridge and Mr. Stephens. Mr. Trowbridge’s personal objectives included developing clinical evidence generation strategies for the Company’s three business franchises, implementing strategies to respond to certain intellectual property litigation, developing and implementing business metrics in the Company’s business intelligence system, streamlining processes for marketing collateral approval and reducing costs. The Compensation Committee determined that Mr. Trowbridge should be paid 76.25% of his personal objectives component. Mr. Stephens’ personal objectives included having all Senior Territory managers complete certain training courses, reducing voluntary sales force turnover to no more than 25%, launching an on-line developmental tool and leading a 3PL project. The Compensation Committee determined that Mr. Stephens should be paid 97.5% of his personal objectives component.

In fiscal 2016, the target incentive payment amounts and the actual payout amounts, each as a percentage of base salary, for the named executive officers were as follows:

Name	Target as a Percentage of Base Salary	Actual Payout as a Percentage of Base Salary
James C. Clemmer(1)	N/A	N/A
Joseph M. DeVivo(2)	100%	—
Michael Trimarchi(3)	30%	—
Mark T. Frost(4)	50%	—
Stephen A. Trowbridge	45%	20%
Mark A. Stephens	45%	22%
John Soto(5)	50%	—

(1)	Mr. Clemmer was appointed President and CEO on April 1, 2016 and was not eligible for any annual cash incentive payment.
(2)	Mr. DeVivo left the Company effective March 31, 2016 and was not eligible for any annual cash incentive payment.
(3)	Mr. Trimarchi left the Company effective May 13, 2016 and was not eligible for any annual cash incentive payment.
(4)	Mr. Frost left the Company effective November 20, 2015 and was not eligible for any annual cash incentive payment.
(5)	Mr. Soto left the Company effective May 2, 2016 and was not eligible for any annual cash incentive payment.

For the Company’s fiscal year ending May 31, 2017, the annual cash incentive target for the CEO is 100% of base salary, for the CFO it is 60% of base salary, and for SVPs it is 45% of base salary.

Long-Term, Equity-Based Incentive Awards

In 2004, we adopted the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan, as amended, or the 2004 Plan. The 2004 Plan provides for the grant of incentive awards, including performance share awards, performance unit awards, restricted stock awards and restricted stock unit awards, as well as incentive and non-qualified stock options and stock appreciation rights. The Compensation Committee believes that including equity grants as a significant component of executive compensation aligns our executives’ interest with those of our shareholders. The Compensation Committee has made grants of stock options, restricted stock unit awards and performance share awards and, in the future, expects to offer other awards under the 2004 Plan in order to provide named executive officers with an opportunity to share, along with shareholders, in our long-term performance and to reward these individuals for their contribution to our performance.

Stock option and restricted stock unit grants generally are made to each named executive officer upon his or her joining AngioDynamics and satisfying the requirements for eligibility under the plan, with additional grants in the form of options, restricted stock units and performance share awards being made annually. Stock options granted under the 2004 Plan generally have a four-year vesting schedule and generally expire seven years from the date of grant. The exercise price of options granted under our plan must be at least 100% of the fair market value of the underlying stock on the date of grant. Restricted stock unit awards typically vest equally over a four-year period and are released if the employee remains active with the company through the vesting date. Performance share awards are generally made each year, with each grant having a three-year term with payouts to be made in shares of AngioDynamics’ common stock at the end of the term depending on AngioDynamics’ total shareholder return relative to a peer group of companies with similar risk profiles to AngioDynamics. The number of shares of common stock that vest under the performance share award will be in a range of 0% to 200% of the target amount of shares granted to the employee based upon AngioDynamics’ TSR percentile ranking relative to the peer group as follows:

TSR Performance Percentile Rank	Performance Share Awards as a Percent of Target
75th Percentile or above	200%
50th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%

If the minimum level of performance (at least the 25th percentile) is achieved for the performance period, the number of shares of common stock vesting under the performance share award will be calculated linearly between each set of data points.

The peer group for performance share awards made in 2016 is set forth in the table below.

Abaxis Inc.	Dexcom, Inc.	Merit Medical Systems, Inc.
Abiomed Inc.	Digirad Corp	Mine Safety Appliances Company
Accuray Inc.	Edwards Lifesciences Corporation	Natus Medical Incorporated
AlphaTec Holdings Inc.	Endologix, Inc.	NuVasive, Inc.
Articure, Inc.	Exactech, Inc.	NxStage Medical, Inc.
Atrion Corporation	Haemonetics Corporation	Resmed Inc.
C.R. Bard, Inc.	ICU Medical, Inc.	RTI Surgical, Inc.
Becton, Dickinson & Company	Insulet Corporation	Span-America Medical Systems, Inc.
Boston Scientific Corporation	Integra Lifesciences Holdings Corporation	Spectranetics Corporation
Cantel Medical Corp.	Intricon Corporation	St. Jude Medical, Inc.
Conmed Corporation	Intuitive Surgical, Inc.	Steris Corporation
CryoLife, Inc.	Invacare Corporation	Stryker Corporation
Cutera, Inc.	Lakeland Industries Inc.	Teleflex Incorporated
Cynosure, Inc.	Lemaitre Vascular, Inc.	Varian Medical Systems, Inc.
	Masimo Corporation	Vascular Solutions, Inc.

In the event of the named executive officer’s termination of employment, all of his or her unvested options, restricted stock units and performance share awards will be forfeited in accordance with the provisions of the 2004 Plan and the applicable grant agreement.

The number of stock options, restricted stock units or performance share awards granted to each named executive officer is generally based upon several factors, including: (i) position with AngioDynamics; (ii) base salary; (iii) performance; and (iv) the grants made, on average, by similarly situated companies to executives with similar responsibilities. For our fiscal year ended May 31, 2016, the Compensation Committee set targets of total long term incentive awards at 225% of base salary for the CEO, 85% of base salary for the Executive Vice Presidents and 75% of base salary for Senior Vice Presidents. During our fiscal year ended May 31, 2016, for each of the Company’s named executive officers, the total long term incentive target comprises 40% of total value from performance share awards, 30% of total value from restricted stock units and 30% of total value from options. For our fiscal year ended May 31, 2017, for each of the Company’s named executive officers, the value targets remain the same but the total long term incentive target comprises 50% of total value from performance share awards, 25% of total value from restricted stock units and 25% of total value from options.

The Compensation Committee and the Board of Directors believe that this annual long term incentive program provides a strong pay for performance orientation while effectively incentivizing management decision making and providing appropriate retention incentives. Performance share award payouts are directly tied to AngioDynamics’ total shareholder return relative to a peer group of companies with similar risk profiles to AngioDynamics. Stock options effectively incentivize management to maximize company performance, as the value of options is directly tied to appreciation in the value of our common stock. Stock options also provide an effective retention mechanism because of the four-year vesting provisions. Restricted stock units are intended to retain key management through vesting periods, with the opportunity for capital accumulation and more predictable long-term incentive value than stock options.

For our fiscal year ended May 31, 2016, based upon the Black-Scholes valuation for our options as of July 22, 2015, the Compensation Committee set target grants of options for our named executive officers as follows:

CEO	96,251
CFO	20,473
SVP and General Counsel	14,758
SVP Administration	14,902
EVP and Chief Commercial Officer	18,617

For our fiscal year ended May 31, 2016, based upon the closing price for our common stock as of July 22, 2015, the Compensation Committee set target grants of restricted stock units for our named executive officers as follows:

CEO	28,061
CFO	5,969
SVP and General Counsel	4,303
SVP Administration	4,344
EVP and Chief Commercial Officer	5,428

For our fiscal year ended May 31, 2016, based upon the closing price for our common stock as of July 22, 2015, the Compensation Committee set target grants of performance share awards for our named executive officers as follows:

CEO	37,414
CFO	7,958
SVP and General Counsel	5,737
SVP Administration	5,793
EVP and Chief Commercial Officer	7,237

Grants of options and restricted stock units made to our named executive officers in fiscal 2016 are set forth below in the table titled “Grants of Plan-Based Awards for Fiscal 2016.”

Stock Ownership Guidelines

To further align the interests of management and shareholders, we maintain stock ownership guidelines for the Board of Directors and our senior executive officers. Under these guidelines, each member of our Board of Directors is required to hold 8,000 shares. New members of the Board of Directors are allowed 36 months from the time they join the Board to acquire the required number of shares, provided they acquire at least 1/3 of the required amount within 15 months of joining the Board and an additional 1/3 within 27 months of joining the Board. In August 2011, our Compensation Committee adopted revised guidelines with respect to our senior executives. Our CEO is required to hold an amount of shares equal to three times his or her base salary, our Executive Vice President and CFO and each of our Senior Vice Presidents is required to hold an amount of shares equal to one times his or her base salary. Employees who are hired or promoted to these management positions must acquire the required number of shares within five years. A senior executive that participates in our employee stock purchase plan at the maximum level from such senior executive’s eligibility date may count unvested restricted stock units towards his or her shareholding requirement. A senior executive that holds an amount of shares less than the applicable ownership level must hold 100% of all Net Shares (as defined below) granted by the company to be eligible for future stock option grants or other equity awards. Net Shares are all shares received pursuant to all company equity awards excluding shares sold to cover (i) the exercise price of options and/or (ii) taxes. The Compensation Committee is mindful that each individual’s personal circumstances will affect progress toward the targeted levels of stock ownership. Senior executives who are unable to achieve or maintain the targeted level of ownership within the prescribed time period may consult with the Compensation Committee with respect to a hardship exemption. Each member of our Board of Directors and each of our senior executives is currently in compliance with the applicable holding requirement.

Hedging and Pledging Policy

Our Insider Trading Policy prohibits directors and employees, including named executive officers, from engaging in hedging or monetization transactions, such as zero-cost dollars and forward sale contracts, and from engaging in borrowing against AngioDynamics’ securities held in a margin account, or pledging AngioDynamics’ securities as collateral for a loan (unless the individual can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities).

Clawback Policy

If any award (including an annual cash incentive award as well as a long term equity-based incentive award) was granted to an AngioDynamics’ executive and the Compensation Committee (or the Board of Directors) later determines that the financial results of the Company used to determine the amount of that award, or any payment under that award, whether to the executive or to the executive’s beneficiary, are materially restated and that such executive engaged in fraud or intentional misconduct with respect to the inputs to, or determination of, such financial results, the Company will seek repayment or recovery of the award, as the Board of Directors in its sole discretion determines is reasonable and appropriate, notwithstanding any contrary provision of any incentive plan. In addition, the Compensation Committee or the Board of Directors may provide that any executive and/or any award, including any shares subject to or issued under an award, is subject to any other recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

Perquisites

All executives of AngioDynamics are eligible to participate in our Fleet Vehicle Program at the executive level. Executives hired before May 2012 may accept a company vehicle. Executives hired after May 2012 are entitled to an automobile allowance of $1,200 per month ($1,500 in the case of our CEO) and we will cover the employee’s expenses for gas for company related business.

Deferred Compensation Program

We do not sponsor or maintain any non-qualified deferred compensation programs for the benefit of any of our named executive officers.

Potential Payments upon Termination or Change in Control

Executive Severance Policy

Our named executive officers may be eligible for severance payments and benefits under our AngioDynamics Senior Executive Severance Pay Guidelines.

A senior executive may be eligible to receive severance benefits in the following situations:

•	The elimination of the executive’s job or position;

•	The relocation of the executive’s job or position to a location in excess of 60 miles from the current location of employment; or

•	Divestment of the executive’s business or business unit, unless the acquiring/successor entity offers continuing employment that does not involve a major relocation, as described above.

A senior executive would generally not be eligible for severance benefits in the following situations:

•	Terminations for performance reasons, including, but not limited to, violating work rules;

•	Voluntary resignations;

•

In the event of an asset or stock sale, where the executive continues employment with a successor in interest to AngioDynamics or any of either its or AngioDynamics’ subsidiaries, affiliates or joint ventures; or

•	A transfer or reassignment of the executive to another location, division, subsidiary, affiliate or joint venture that does not result in relocation as described above.

In addition, severance under this policy typically will not be available to executives who have agreements with AngioDynamics, its subsidiaries and/or affiliates and joint ventures that provide for payments upon termination of employment, other than those that derive from these guidelines. To be eligible for severance pay the executive must sign a separation agreement acceptable to the Company. During our fiscal year ended May 31, 2016, in general, the following schedule for the payment of cash severance is considered appropriate:

Service Completed	Severance Payment
Less than 3 years of service	1 month base salary
3-5 years of service	2 months base salary
6-9 years of service	3 months base salary
10-12 years of service	4 months base salary
13+ years of service	6 months base salary

The following additional consideration may be appropriate for exempt employee positions described below:

•	Vice Presidents: an additional 4 months of base salary; and

•	Sr. Vice Presidents: an additional 6 months of base salary.

Executive Vice Presidents and Sr. Vice Presidents who report directly to the CEO are entitled to an aggregate severance benefit equal to 12 months of base salary.

In general, the CEO is eligible for a severance benefit equal to 18 months of base salary, unless a different severance benefit is set forth in an effective agreement.

The maximum severance period that will be offered under any circumstances (other than to the CEO) is 12 months.

Payments are generally made in accordance with the Company’s regular salary payment practices, subject to modification in connection with Section 409A of the Internal Revenue Code, unless a different method is set forth in an effective agreement.

Additional benefits such as outplacement assistance, continued insurance coverage, and/or an agreement not to contest eligibility for unemployment compensation, may also be offered in a separation agreement.

Change-In-Control Arrangements

In August 2013, our Board of Directors authorized us to enter into change in control severance agreements with certain executive officers. Each agreement has an initial term ending December 31, 2013, and each year will automatically renew for an additional one year term, provided however, that if a change in control occurs the term will expire no earlier than 12 calendar months after the calendar month in which such change in control occurs. A change of control is generally defined in each agreement as any of the following: (i) a person is or becomes a beneficial owner of more than 50% of our voting securities, (ii) the composition of a majority of our Board changes, (iii) we consummate a merger or consolidation, or (iv) our shareholders approve a plan of liquidation or sale of substantially all of our assets. Each agreement provides, among other things, that if a change in control occurs during the term of the agreement, and the executive’s employment is terminated either by us or by the executive, other than (a) by us for cause, (b) by reason of death or disability, or (c) by the executive without good reason, such executive will receive a severance payment equal to: (A) 2.5 times his annual base salary for the CEO and 2 times the executive’s annual base salary for the CFO, SVP and General Counsel and SVP-Administration, (B) unpaid and prorated annual bonus amounts, and (C) earned but unused vacation time. In addition, each change in control Agreement provides that in the event that the severance and other benefits provided for in the agreement or otherwise payable to the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the benefits under the agreement will be either (i) delivered in full, or (ii) delivered to a lesser extent which would result in no portion of the benefits being subject to such excise tax, whichever is more beneficial to the executive.

Payment made under each respective agreement is generally made in a lump sum within thirty days following termination subject to delay if required by Section 409A of the Internal Revenue Code.

The following tables show potential payments to Messrs. Clemmer, Trowbridge and Stephens under existing agreements, plans or other arrangements, for various scenarios involving a change in control or termination of employment, in each case assuming the termination date was June 1, 2016 and where applicable, using the closing market price of our common stock of $12.16 per share on that date (as reported on Nasdaq). No information is presented for Messrs. DeVivo, Trimarchi or Frost because none were employed by AngioDynamics on June 1, 2016. The terms of the separation agreement with Mr. DeVivo is discussed above. Mr. Soto received 12 months’ salary continuation. Neither Mr. Trimarchi nor Mr. Frost received any severance benefits.

James C. Clemmer

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination	Involuntary Termination Without Cause(2)	Termination Following Change in Control(3)	Disability	Death	Retirement
Cash Severance
Base Salary	$—	$—	$937,500	$1,562,500	$—	$—	$—
Bonus	—	—	—	—	—	—	—

Total Cash Severance	—	—	937,500	1,562,500	—	—	—
Benefits & Perquisites
Health and Welfare Benefits	—	—			—	—	—

Total Benefits & Perquisites	—	—			—	—	—
Long Term Incentives
Value of Accelerated Stock Options(4)	—	—	—	4,000	4,000	4,000	—
Value of Accelerated Restricted Stock Units and Performance Share Awards(5)	—	—	—	3,648,000	25,333	25,333	—

Total Value of Long Term Incentives	—	—	—	3,652,000	29,333	29,333	—

Total Value:
All Benefits	$—	$—	$937,500	$5,214,500	$29,333	$29,333	$—

Stephen A. Trowbridge

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination	Involuntary Termination Without Cause(2)	Termination Following Change in Control(3)	Disability	Death	Retirement
Cash Severance
Base Salary	$—	$—	$305,000	$610,000	$—	$—	$—
Bonus	—	—	—	61,605	—	—	—

Total Cash Severance	—	—	305,000	671,605	—	—	—
Benefits & Perquisites
Executive Car Allowance	—	—	—	—	—	—	—

Total Benefits & Perquisites	—	—	—	—	—	—	—
Long Term Incentives
Value of Accelerated Stock Options(4)	—	—	—	2,096	2,096	2,096	—
Value of Accelerated Restricted Stock Units and Performance Share Awards(5)	—	—	—	528,826	119,983	119,983	—

Total Value of Long Term Incentives	—	—	—	530,922	122,079	122,079	—

Total Value:
All Benefits	$—	$—	$305,000	$1,202,527	$122,079	$122,079	$—

Mark A. Stephens

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination	Involuntary Termination Without Cause(2)	Termination Following Change in Control(3)	Disability	Death	Retirement
Cash Severance
Base Salary	$—	$—	$308,000	$616,000	$—	$—	$—
Bonus	—	—	—	68,093	—	—	—

Total Cash Severance	—	—	308,000	684,093	—	—	—
Benefits & Perquisites
Long Term Incentives
Value of Accelerated Stock Options(4)	—	—	—	2,096	2,096	2,096	—
Value of Accelerated Restricted Stock Units and Performance Share Awards(5)	—	—	—	394,360	79,429	79,429	—

Total Value of Long Term Incentives	—	—	—	396,456	81,525	81,525	—

Total Value:
All Benefits	$—	$—	$308,000	$1,080,549	$81,525	$81,525	$—

(1)	Employees, including named executive officers, are not entitled to any benefits upon termination for cause. All unvested stock options and restricted stock units, as well as all vested but unexercised stock options are forfeited as of the date of termination.
(2)	Amounts in this column represent benefits payable upon involuntary termination by the Company on June 1, 2016 (other than termination for cause or in connection with a change in control). The amounts depicted represent potential payments provided for by AngioDynamics’ Executive Severance Policy, assuming an 18 month severance period for the CEO and 12 months for other named executive officers.
(3)	Amounts in this column represent benefits payable under our Change in Control Agreements following termination without cause or resignation by the executive for good reason on June 1, 2016 in connection with a change in control of the Company. For a further description of our Change in Control Agreements, see the Compensation Discussion and Analysis section titled “Change in Control Arrangements.”
(4)	Amounts in the “Value of Accelerated Stock Options” row represent the number of shares underlying in-the-money unvested stock options held by each named executive officer, multiplied by the difference between that option’s exercise price and $12.16 (the closing price of our common stock on June 1, 2016 as reported on Nasdaq).
(5)	Amounts in the “Value of Accelerated Restricted Stock Units” row represent the value of the number of each named executive officer’s restricted stock units and performance share awards, the vesting of which would have accelerated as of June 1, 2016, calculated by multiplying the number of accelerated restricted stock units and performance share awards by $12.16 (the closing price of our common stock on June 1, 2016). No value with respect to performance share awards is included in the death or disability column.

Internal Revenue Code Section 162(m) Considerations

Section 162(m) of the Internal Revenue Code generally prohibits a publicly-held corporation, such as AngioDynamics, from claiming a deduction on our federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the CEO (or person acting in that capacity) and to the three most highly compensated officers other than the CEO as of the end of our fiscal year (but not including the chief financial officer). This limitation does not apply to compensation that meets the requirements under section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareholders). In general, the Compensation Committee has structured awards to executive officers under the Company’s incentive programs to qualify for this “qualifying performance-based” compensation exception under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee retains the discretion to award compensation that exceeds the Section 162(m) deductibility limit.

2015 Shareholder Advisory Vote on Executive Compensation

At our 2015 annual meeting, our shareholders approved, on an advisory basis, the compensation paid to our named executive officers, as disclosed under the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related materials disclosed in the proxy statement for the 2015 annual meeting. The shareholder vote in favor of our named executive officer compensation totaled approximately 89 percent of all votes cast, including abstentions. The Compensation Committee considered the results of the 2015 vote and views the outcome as evidence of strong shareholder support of our executive compensation decisions and policies. Accordingly, the Compensation Committee did not change its approach to executive compensation in 2016.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors evaluates and makes recommendations to the Board of Directors regarding the compensation of the CEO and approves the compensation of our other named executive officers. The Compensation Committee also administers all executive compensation programs, incentive compensation plans and equity-based plans and all other compensation and benefit programs currently in place. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Kevin J. Gould (Chairman)

Steven R. LaPorte

Wesley E. Johnson, Jr.

Summary Compensation Table for Fiscal 2016

The following table sets forth information concerning the compensation for services, in all capacities for our fiscal year ended May 31, 2016 of (i) our CEO and former CEO (ii) our former CFO and former interim CFO, (iii) those persons who were, at the end of fiscal 2016, our two most highly compensated executive officers other than our CEO and CFO (we did not have three executive officers other than our CEO and CFO that were employed by AngioDynamics as of the end of the fiscal year), and (iv) a former executive officer who would have been one of our three most highly compensated executive officers at the end of the fiscal year if he had still been employed by us.

Name and Principal Position	Fiscal Year	Salary ($)(2)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (3) ($)	Total ($)
James C. Clemmer President, Chief Executive Officer(4)	2016	84,135	—		4,847,000	706,700	—	—	2,423	5,640,258

Joseph M. DeVivo Former President, Chief Executive Officer(5)	2016 2015 2014	565,311 638,702 599,540	6,437 — 250,000	(6)	1,241,872 1,251,098 2,473,628	445,488 366,107 219,220	— 420,695 70,653	— — —	658,615 23,996 27,911	2,917,723 2,700,598 3,640,952

Michael Trimarchi Vice President—Interim Chief Financial Officer(7)	2016	200,423	80,000	(8)	79,750	—	—	—	26,712	386,885

Mark T. Frost Former Executive Vice President— Chief Financial Officer(9)	2016 2015 2014	183,738 360,544 353,439	— — —		264,154 266,117 345,865	94,757 77,872 89,882	— 119,884 23,986	— — —	13,635 28,833 20,651	556,284 853,250 833,824

Stephen A. Trowbridge Sr. Vice President and General Counsel	2016 2015 2014	302,275 293,803 280,579	— — —		190,429 448,328 246,707	68,306 56,135 64,115	61,810 96,412 28,875	— — —	29,972 29,069 32,853	652,793 923,746 650,128

Mark A. Stephens Sr. Vice President—Administration	2016 2015 2014	305,555 295,904 285,770	— — —		192,272 193,685 246,707	68,972 56,683 64,115	68,092 97,348 22,500	— — —	30,528 31,619 42,796	665,419 675,238 656,694

John Soto(10) Former Executive Vice President and Chief Commercial Officer	2016 2015 2014	318,166 327,016 295,943	— — —		240,218 242,000 238,979	86,167 70,815 62,104	— 109,346 26,785	— — —	379,419 14,400 11,631	1,023,969 763,576 635,441

(1)

Values in the Stock Awards column include the grant date fair value determined in accordance with FASB ASC Topic 718 of restricted stock units and the target amount of performance share awards granted during the fiscal year ended May 31, 2016. Grant date fair value of performance share awards was $16.96 for the shares granted to Mr. Clemmer in April 2016, $21.23 for all other shares granted during the fiscal year ended May 31, 2016, $19.83 during the fiscal year ended May 31, 2015 and $25.56 during the fiscal year ended May 31, 2014. Target amounts of performance share awards included in this column are: for Mr. Clemmer, 250,000, Mr. DeVivo, 37,414 for fiscal 2016, 41,178 for fiscal 2015 and 36,676 for fiscal 2014; for Mr. Trimarchi, 0; for Mr. Frost, 7,958 for fiscal 2016, 8,759 for fiscal 2015 and 10,025 for fiscal 2014; for Mr. Trowbridge, 5,737 for fiscal 2016, 6,314 for fiscal 2015 and 7,151 for fiscal 2014; for Mr. Stephens, 5,793 for fiscal 2016, 6,375 for fiscal 2015 and 7,151 for fiscal 2014; and for Mr. Soto, 7,237 for fiscal 2016, 7,965 for fiscal 2015 and 6,927 for fiscal 2014. If each named executive officer who is currently an officer earned the maximum amount of performance share awards at the end of the performance period, based on the closing price of our stock on June 1, 2016 of $12.16, Mr. Clemmer’s maximum value of performance share awards granted in fiscal 2016 would be $6,080,000; Mr. Trowbridge’s maximum value of performance share awards granted in fiscal 2016 would be $139,524, for performance share awards granted in 2015 would be $153,556 and for performance share awards granted in fiscal 2014 would be $173,912, and Mr. Stephens’ maximum value of performance share awards granted in fiscal 2016 would be $140,886, for performance share awards granted in fiscal year 2015 would be $155,040 and for performance share awards granted in fiscal 2014 would be $173,912.
(2)	Values in the Option Awards column include the grant date fair value based upon a Black-Scholes valuation determined in accordance with FASB ASC Topic 718.
(3)	For each of the Named Executive Officers, the amounts reported include amounts we contributed as matching contributions under the 401(k) Plan. For fiscal 2016, such amounts were $12,079 for Mr. DeVivo, $12,588 for Mr. Trimarchi, $6,435 for Mr. Frost, $16,126 for Mr. Trowbridge, $16,128 for Mr. Stephens, $0 for Mr. Soto. For fiscal 2015, such amounts were $16,200 for Mr. DeVivo, $14,433 for Mr. Frost, $15,242 for Mr. Trowbridge and $17,219 for Mr. Stephens. For fiscal 2014, such amounts contributed were $15,300 for Mr. DeVivo, $9,020 for Mr. Frost, $15,374 for Mr. Trowbridge and $7,084 for Mr. Stephens. The amounts reported include amounts pursuant to the executive auto lease program described above. The amounts include the value of severance due to Mr. DeVivo and Mr. Soto in connection with their respective departures.
(4)	Mr. Clemmer was appointed President and CEO on April 1, 2016.
(5)	Mr. DeVivo left the Company effective March 31, 2016.
(6)	This amount reflects the balance of a multi-year personal objective bonus related to closing out the Company’s warning letters.
(7)	Mr. Trimarchi became the Company’s interim CFO effective November 20, 2015. Mr. Trimarchi left the Company effective May 13, 2016.
(8)	This amount is the retention bonus paid to Mr. Trimarchi.
(9)	Mr. Frost left the Company effective November 20, 2015.
(10)	Mr. Soto left the Company effective May 2, 2016.

Grants of Plan-Based Awards for Fiscal 2016

The following table provides information with respect to options to purchase shares of Common Stock, restricted stock units and performance awards granted to the named executive officers in fiscal 2016 pursuant to the 2004 Stock and Incentive Award Plan.

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards(4) ($)
		Threshold(2)	Target ($)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)
James C. Clemmer	4/6/2016	—	—	—	—	—	—	—	200,000	12.14	706,700
	4/6/2016	—	—	—	—	—	—	50,000	—	—	607,000
	4/1/2016	—	—	—	125,000	250,000	500,000	—	—	—	4,240,000
Joseph M. DeVivo	—	82,875	663,000	994,500	—	—	—	—	—	—	—
	7/22/2015	—	—	—	—	—	—	—	96,251	15.95	445,488
	7/22/2015	—	—	—	—	—	—	28,061	—	—	447,573
	7/22/2015	—	—	—	18,707	37,414	74,828	—	—	—	794,299
Michael Trimarchi	—	7,725	61,800	92,700	—	—	—	—	—	—	—
	7/22/2015	—	—	—	—	—	—	5,000	—	15.95	79,750
Mark T. Frost	—	23,333	186,666	279,998	—	—	—	—	—	—	—
	7/22/2015	—	—	—	—	—	—	—	20,473	15.95	94,757
	7/22/2015	—	—	—	—	—	—	5,969	—	—	95,206
	7/22/2015	—	—	—	3,979	7,958	15,916	—	—	—	168,948
Stephen A. Trowbridge	—	17,156	137,250	205,875	—	—	—	—	—	—	—
	7/22/2015	—	—	—	—	—	—	—	14,758	15.95	68,306
	7/22/2015	—	—	—	—	—	—	4,303	—	—	68,633
	7/22/2015	—	—	—	2,869	5,737	11,474	—	—	—	121,797
Mark A. Stephens	—	17,325	138,600	207,900	—	—	—	—	—	—	—
	7/22/2015	—	—	—	—	—	—	—	14,902	15.95	68,972
	7/22/2015	—	—	—	—	—	—	4,344	—	—	69,287
	7/22/2015	—	—	—	2,897	5,793	11,586	—	—	—	122,985
John Soto	—	21,218	169,744	254,616	—	—	—	—	—	—	—
	7/22/2015	—	—	—	—	—	—	—	18,617	15.95	86,167
	7/22/2015	—	—	—	—	—	—	5,428	—	—	86,577
	7/22/2015	—	—	—	3,619	7,237	14,474	—	—	—	153,642

(1)	Grant Date pertains to the fiscal 2016 stock option and restricted stock awards.
(2)	Threshold represents the minimum amount earned if one of the financial metrics under the plan on which 25% of the bonus is based were achieved at the minimum level needed for any payment.
(3)	In accordance with the terms of the 2004 Plan, these options were granted at 100% of the closing market price on the date of grant, or if such date was not a trading day, the average of the high and low sale prices of our common stock on the most recent prior trading day. Options have a seven year term. Generally, all options become exercisable as to 25% of the shares on each of the first four anniversary dates of the date of grant.
(4)	Represents grant-date fair value based on FASB ASC 718 for fiscal 2016 equity grants.

Outstanding Equity Awards at Fiscal 2016 Year-End

The following table summarizes the number of securities underlying outstanding equity awards for the named executive officers on May 31, 2016.

	Option Awards (1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James C. Clemmer	—	200,000	—	12.14	4/4/2023	50,000	600,500	250,000	3,002,500

Joseph M. DeVivo	200,000 200,000 26,250 29,867 22,216 —	— — 8,750 14,934 22,216 24,063	— — — — — —	13.92 13.92 10.63 11.92 14.07 15.95	4/22/2017 4/22/2017 4/22/2017 4/22/2017 4/22/2017 4/22/2017	24,883 — — — — —	298,845 — — — — —	— — — — — —	— — — — — —

Michael Trimarchi	7,500	—	—	16.09	8/13/2016	—	—	—	—

Mark T. Frost	—	—	—	—	—	—	—	—	—

Stephen A. Trowbridge	8,736 3,407 —	8,734 10,218 14,758	— — —	11.92 14.07 15.95	8/6/2020 7/25/2021 7/22/2022	21,787 — —	261,661 — —	19,202 — —	230,616 — —

Mark A. Stephens	37,500 8,736 3,440 —	12,500 8,734 10,318 14,902	— — — —	12.39 11.92 14.07 15.95	2/1/2020 8/6/2020 7/25/2021 7/22/2022	13,112 — — —	157,475 — — —	19,319 — — —	232,021 — — —

John Soto	4,297	—	—	14.07	8/2/2016	—	—	—	—

(1)	Stock options vest 25% on each of the first four anniversaries following the grant date. The stock options in this table were granted on the following dates: Mr. Clemmer, 4/4/2016; Mr. DeVivo, 9/7/2011, 10/7/2011, 8/17/12, 8/6/2013, 7/25/2014 and 7/22/2015; Mr. Trimarchi, 8/13/2009; Mr. Trowbridge, 8/6/2013, 7/25/2014 and 7/22/2015; Mr. Stephens, 2/1/2013, 8/6/2013, 7/25/2014 and 7/22/2015; and Mr. Soto, 7/25/2014.
(2)	Restricted stock units and performance share awards are valued based on the closing stock price of the Company on May 31, 2016 ($12.01).
(3)	Restricted stock units (or RSUs) vest 25% on each of the first four anniversaries following the grant date. The RSUs in this table were granted on the following dates: Mr. Clemmer, 4/4/2016 (50,000 RSUs); Mr. DeVivo, 8/17/2012 (5,562 RSUs), 8/6/2013 (4,585 RSUs), 7/25/2014 (7,721 RSUs) and 7/22/2015 (7,015 RSUs); Mr. Trowbridge, 8/6/2013 (2,682 RSUs), 7/25/2014 (3,552 RSUs), 4/24/2015 (11,250 RSUs) and 7/22/2015 (4,303 RSUs); and Mr. Stephens, 2/1/2013 (2,500 RSUs), 8/6/2013 (2,682 RSUs), 7/25/2014 (3,586 RSUs) and 7/22/2015 (4,344 RSUs).
(4)	Performance share awards (or PSAs) vest on the three-year anniversary of the grant date, subject to achievement of performance metrics. The PSAs in this table reflect the target amount of shares that were granted on the following dates: Mr. Clemmer, 4/4/2016 (250,000 PSAs); Mr. Trowbridge, 11/1/2013 (7,151 PSAs), 7/25/2014 (6,314 PSAs) and 7/22/2015 (5,737 PSAs); and Mr. Stephens, 11/1/2013 (7,151 PSAs), 7/25/2014 (6,375 PSAs) and 7/22/2015 (5,793 PSAs).

Option Exercises and Stock Vested for Fiscal 2016

The following table summarizes the stock option exercises and shares vested by the named executive officers during our fiscal year ended May 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James C. Clemmer President, Chief Executive Officer	—	—	—	—
Joseph M. DeVivo President, Chief Executive Officer	—	—	24,117	370,794
Michael Trimarchi Vice President—Interim Chief Financial Officer	—	—	1,687	26,630
Mark T. Frost Executive Vice President—Chief Financial Officer	—	—	3,522	55,575
Stephen A. Trowbridge Senior Vice President—General Counsel	5,800	3,132	9,899	142,021
Mark A. Stephens Sr. Vice President—Administration	—	—	5,036	68,888
John Soto Executive Vice President—Chief Commercial Officer	45,962	84,276	5,292	80,278

Director Compensation Table

The following table sets forth the fees, awards and other compensation paid to or earned by our directors (other than named executive officers) for the fiscal year ended May 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
David Burgstahler(2)	40,000	83,993	30,404	—	—	—	154,397
Howard W. Donnelly	80,000	83,993	30,404	—	—	—	194,397
Jeffrey G. Gold	55,000	83,993	30,404	—	—	—	169,397
Kevin J. Gould	57,500	83,993	30,404	—	—	—	171,897
Wesley E. Johnson, Jr.	62,500	83,993	30,404	—	—	—	176,897
Steven R. LaPorte	58,500	83,993	30,404	—	—	—	172,897
Dennis S. Meteny	65,000	83,993	30,404	—	—	—	179,397
Sriram Venkataraman(3)	—	—	—	—	—	—	—

(1)	Represents grant-date fair value based on FASB ASC 718.
(2)	David Burgstahler joined our Board of Directors on May 22, 2012 in connection with the acquisition of Navilyst Medical.
(3)	Sriram Venkataraman joined our Board of Directors on May 22, 2012 in connection with the acquisition of Navilyst Medical. Pursuant to the Stockholders Agreement, Mr. Venkataraman does not receive compensation for serving as a director. In addition, In August 2016, pursuant to the terms of the Stockholders Agreement, Mr. Venkataraman resigned from the Board.

Director Compensation Program During the Fiscal Year Ended May 31, 2016

As of July 16, 2014, we modified our Director compensation program following review of a report prepared for our Board of Directors by Mercer. Directors who are not our employees receive an annual retainer of $40,000. This total retainer replaces the previous retainer of $24,000 as well as all per meeting fees. The chairman of the Board of Directors receives an additional annual retainer of $40,000. The chairman of the Audit Committee receives an additional annual retainer of $25,000, the chairman of the Compensation Committee receives an additional annual retainer of $17,500, and the chairman of the Nominating and Corporate Governance Committee receives an additional retainer of $11,000. Members of the Audit Committee receive an additional retainer of $15,000, members of the Compensation Committee receive an additional retainer of $10,000 and members of the Nominating Committee receive an additional retainer of $6,000. Directors who are not our employees will also receive an annual equity grant, vesting in equal installments over three years, equal to $112,000, comprising 75% restricted stock units and 25% options. New directors receive options for 25,000 shares of our common stock upon joining our Board, which vest one-fourth per year over four years from the grant date. Directors who are our employees receive no additional compensation for their services as directors.

PROPOSAL 2—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The primary objective of our overall executive compensation program is to provide balanced, comprehensive and competitive rewards for the short and long-term in a cost-effective manner to the Company. We have designed our executive compensation program to incentivize achievement of earnings, sales and other financial metrics that we believe deliver value to our shareholders, drive operational results and promote high levels of individual performance. Our compensation program provides a combination of fixed and variable pay with an emphasis on at-risk compensation linked to performance goals. We believe that compensation levels in the medical device industry are dynamic and very competitive as a result of the need to attract and retain qualified executives with the necessary skills and experience to keep up with the complex regulatory environment in which we operate and to understand the rapidly changing medical technology in our industry. We believe that our current executive compensation program achieves our objectives effectively.

Shareholders are urged to read the Compensation Discussion and Analysis set forth in this proxy statement that discusses how our compensation policies and procedures reflect our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, which describe the compensation of our five most highly-compensated executive officers in fiscal 2016.

In accordance with the recent changes to Section 14A of the Exchange Act, as amended, which were made pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, and as a matter of good corporate governance, shareholders will be asked at the Annual Meeting to approve the following advisory resolution:

Adoption of Proposal No. 2

RESOLVED, that the shareholders of AngioDynamics, Inc. approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables, and the related disclosure contained in this proxy statement.

This advisory vote is not binding. Although non-binding, the Compensation Committee will consider the outcome of the advisory vote when making future decisions regarding our executive compensation programs.

The Board of Directors, taking into account the advisory vote of our shareholders at the 2011 Annual Meeting of Shareholders, has approved an annual frequency for shareholder votes to approve the compensation of our named executive officers. As a result, unless the Board determines otherwise, the next such vote will be held at the Company’s 2017 Annual Meeting of Shareholders and on an annual basis thereafter.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3—AMENDMENT OF THE ANGIODYNAMICS, INC. 2004 STOCK AND INCENTIVE AWARD PLAN

We are asking our shareholders to approve the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan (the “2004 Plan”), as amended, among other things, to (i) increase the number of shares of our common stock authorized under the 2004 Plan from 6,750,000 shares to 7,000,000 shares, an increase of 250,000 shares, (ii) increase the maximum number of shares of common stock with respect to awards that may be granted to any individual in one calendar year from 100,000 shares to 500,000 shares, (iii) limit the grant date fair value of annual awards that each of our non-employee directors may receive to $500,000, (iv) modify and approve the performance objectives pursuant to which performance-based awards may be granted to include EBIT and EBITDA, and (iv) add certain “best practices” provisions to the plan (including a minimum vesting requirement and a clawback provision). Our Board of Directors approved the amendment of the 2004 Plan on September 7, 2016, subject to shareholder approval at the Annual Meeting. Approval of the amendment of the 2004 Plan requires the affirmative vote of the holders of a majority of the shares cast at the Annual Meeting.

The use of equity compensation has historically been a significant part of our overall compensation philosophy at AngioDynamics, and is a practice that we plan to continue. The 2004 Plan serves as an important part of this practice, and is a critical part of the compensation package that we offer our personnel. We believe that the use of stock options, restricted stock units, performance share awards and other equity-based incentives are critical for us to attract and retain the most qualified personnel and to respond to relevant changes in equity compensation practices. In addition, awards under the 2004 Plan provide our employees an opportunity to acquire or increase their ownership stake in the Company, and we believe this alignment with our shareholders’ interests creates a strong incentive to work hard for our growth and success.

We are also asking our stockholders to approve the performance objectives under our 2004 Stock and Incentive Award Plan in accordance with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code limits the amount of compensation paid to certain senior executive officers that public companies may deduct to $1 million for each such senior executive officer in any fiscal year. Certain performance-based compensation is exempt from the deduction limit if it meets the requirements of Section 162(m). The 2004 Plan is intended to permit awards granted thereunder to qualify for exemption from the deduction limit to the extent that the compensation is recognized by the employee as ordinary income and provided that the awards meet the Section 162(m) performance-based requirements. One of these requirements under Section 162(m) is that the material terms of the performance objectives under which the compensation is to be paid must be approved by our stockholders. For purposes of Section 162(m), the material terms include the employees eligible to receive compensation, a description of the business criteria on which the performance objective is based, and either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the performance objective is attained.

If stockholders do not approve this Proposal 3, the company may be required to seek approval again at the 2017 annual stockholders meeting and, if shareholder approval is not obtained as required by Section 162(m), future awards under the 2004 Plan may not satisfy the requirements of Section 162(m) and may not be eligible for deductibility by the company.

Proposed Increase in Authorized Shares

As of August 29, 2016, options covering 2,227,934 shares of our common stock with a weighted-average exercise price of $14.73 and a weighted-average remaining term of 4.38 years were outstanding. As of August 29, 2016, unvested restricted stock units covering 609,420 shares of our common stock were outstanding. As of August 29, 2016, performance share awards covering 421,188 shares of our common stock were outstanding. Finally, as of August 29, 2016, 1,699,189 shares of common stock were available for future grant under the 2004 Plan. Based on the closing market price of our common stock on August 29, 2016, the additional 250,000 shares proposed to be added to the 2004 Plan would have a market value of approximately $4,207,500.

Summary Description of the 2004 Plan (as amended)

The following is a summary of the principal provisions of the 2004 Plan, as amended by this Proposal No. 3. This summary is qualified in its entirety by reference to the full text of the 2004 Plan, as amended to date and as proposed to be amended, a copy of which is attached as Appendix A to this proxy statement.

Purposes of the 2004 Plan. The primary purposes of the 2004 Plan are (i) to provide competitive equity incentives to enable us to attract, retain, motivate and reward persons who render services to us and (ii) to align the interests of our employees and such other persons with the interests of our shareholders by providing participants with the opportunity to share in any appreciation in the value of our stock that their efforts help bring about.

Shares Authorized for Issuance. As proposed to be amended, up to 7,000,000 shares of our common stock may be issued under our 2004 Plan. Shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award that is granted but is subsequently forfeited or reacquired by us, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2004 Plan. Shares that we may withhold in satisfaction of withholding taxes or permit to be used to pay the exercise price of an option are not available again for grant. Shares subject to a stock appreciation right that are not issued in connection with the stock settlement of that stock appreciation right upon its exercise are not available again for grant. No more than 6,000,000 shares can be issued (including shares issued, reacquired by us pursuant to the terms of awards, and then reissued) as “incentive stock options,” or “ISOs” (by which we mean stock options that meet certain requirements of the Internal Revenue Code of 1986, as amended, or the “Code”).

Administration. The Compensation Committee of our Board of Directors administers the 2004 Plan, except in instances when the Board decides to directly administer the 2004 Plan. As applicable, the Board and the Compensation Committee are referred to in this description as the “committee.” The committee determines the persons who are to receive awards, the number of shares subject to each such award and the other terms and conditions of such awards. The committee also has the authority to interpret the provisions of the 2004 Plan and of any awards granted thereunder and to modify awards granted under the 2004 Plan. The committee may not, however, re-price options issued under the 2004 Plan without the prior approval of our shareholders.

Eligibility. The 2004 Plan provides for the grant of ISOs, within the meaning of section 422 of the Code, to our employees, and for the grant of non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and other incentive awards to our employees, directors and other service providers. As of August 29, 2016, there were approximately 1,300 employees (plus service providers) who were eligible to participate in the 2004 Plan.

Individual Limits. No participant in the 2004 Plan may receive options to purchase, or stock appreciation rights with respect to more than 500,000 shares in any calendar year. The maximum number of shares for which restricted stock, performance share awards and any other stock-value-based award not based solely on the appreciation of our common stock after the award may be granted to a plan participant in any calendar year is 500,000 shares. Dollar-denominated awards under the 2004 Plan may not exceed $400,000 for a participant in any calendar year. No non-employee director may be granted awards with a grant date fair value of greater than $500,000 in any calendar year. Generally all future awards will have a minimum restriction period or performance period, as applicable, of one year from the date of grant (though the committee may provide for earlier vesting upon a participant’s termination by reason of death or disability, or a change in control).

Options. The committee will determine the exercise price of options granted under the 2004 Plan, but, for all ISOs, the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an ISO may not exceed ten years. For any participant who owns 10% of the voting power of all classes of our outstanding stock, the exercise price must equal at least 110% of the fair market value on the grant date and the term must not exceed five years. The committee will determine the term of all options, including the vesting period and exercise period in the event of termination of service of an employee, director or other service provider. All options will be subject to any other terms and conditions included in the applicable option agreement.

Stock Appreciation Rights. Stock appreciation rights, or SARs, may be granted under the 2004 Plan. SARs allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date of the SARs or, if the SARs are linked to an option, the date of grant of the option. The committee will determine the terms of SARs, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

Restricted Stock and Restricted Stock Units. Restricted stock may be granted under the 2004 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with the terms and conditions established by the committee. The committee will determine the number of shares of restricted stock granted to any employee, director or other service provider. The committee may impose whatever conditions to vesting it determines to be appropriate. For example, the committee may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture. The committee may also make restricted stock unit awards, which are shares of our common stock that are issued only after the recipient satisfies any service or performance objectives or contingencies determined by the committee.

Performance Units and Performance Shares. Performance units and performance shares may be granted under the 2004 Plan. Performance share awards are rights to receive a specified number of shares of our common stock and/or an amount of money equal to the fair market value of a specified number of shares of our common stock, at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the committee are satisfied. Performance unit awards are rights to receive a specified amount of money (other than an amount of money equal to the fair market value of a specified number of shares of common stock) at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the committee are satisfied. The committee will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.

Performance Metrics. Under the 2004 Plan, the performance goal applicable to any award (other than an appreciation-only award) that the Compensation Committee intends to qualify as performance-based compensation will be based on earnings per share (diluted or basic), total shareholder return, or any one or more of the following performance measures on a consolidated company, business unit or divisional level, or by product or product line, as the Compensation Committee may specify: net sales, net income, operating income, return on equity, return on capital, cash flow, earnings before interest and taxes, or earnings before interest, taxes, depreciation, and amortization. The Compensation Committee will select the performance measure or measures on which the performance goal applicable to any such award will be based and will establish the levels of performance at which such award is to be earned in whole or in part. Any such performance measure or combination of such performance measures may apply to the service provider’s award in its entirety or to any designated portion or portions of the award, as the Compensation Committee may specify. The foregoing performance measures will be determined in accordance with generally accepted accounting principles (“GAAPs”) to the extent that GAAPs define such performance measures, and otherwise will be determined in accordance with any customary and reasonable definition the Compensation Committee approves. However, notwithstanding the preceding sentence, unless the Compensation Committee determines otherwise prior to payment of an award, and subject to any exercise of “negative discretion” by the Compensation Committee, extraordinary, unusual or non-recurring items; discontinued operations; effects of accounting changes; effects of currency fluctuations; effects of financing activities (by way of example, without limitation, effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; effects of acquisitions and acquisition expenses; and effects of divestitures and divestiture expenses, any of which affect any performance goal applicable to such award (including, without limitation, earnings per share but excluding total shareholder return) will be automatically excluded or included in determining the extent to which the performance goal has been achieved, whichever will produce the higher award.

If stockholders do not approve this Proposal 3, the company may be required to seek approval again at the 2017 annual stockholders meeting and, if shareholder approval is not obtained as required by Section 162(m), future awards under the 2004 Plan may not satisfy the requirements of Section 162(m) and may not be eligible for deductibility by the company.

Incentive Awards. The 2004 Plan authorizes the committee to grant incentive awards, which are rights to receive money or shares on such terms and subject to such conditions as the committee may prescribe. Restricted stock, performance shares and performance units are particular forms of incentive awards but are not the only forms in which they may be made. Incentive awards may also take, for example, the form of cash or stock bonuses.

Change in Control. The 2004 Plan authorizes the committee to grant options and SARs that become exercisable, and any award under the 2004 Plan that becomes non-forfeitable, fully earned and payable, if we have a “change in control,” and to provide for money to be paid in settlement of any award under the 2004 Plan in such event. Additionally, if we have a change of control, the committee may authorize the exercise of outstanding nonvested appreciation rights, make any award outstanding under the 2004 Plan non-forfeitable, fully earned and payable, or require the automatic exercise for cash of all outstanding stock appreciation rights.

In general, under the 2004 Plan, a “change in control” will be deemed to occur if any person or group of persons acting in concert becomes the beneficial owner of more than 40% of our common stock; a majority of our Board changes over any period of two years or less without the approval of a majority of the directors serving at the beginning of such period; there is consummated a merger or consolidation with any other corporation, or the shareholders approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale of assets or plan of complete liquidation following which our shareholders before the transaction will not own at least 60% of our voting power or assets.

Transfers of Awards. The 2004 Plan does not allow for the transfer of awards, except for transfers by will or the laws of descent and distribution or to such other persons designated by a participant to receive the award upon the participant’s death, or except as may otherwise be authorized by the committee for any award other than an ISO.

Clawbacks. The 2004 Plan provides that if an award has been granted to an executive of the Company and the committee later determines that the financial results used to determine the amount of that award are materially restated and that such executive engaged in fraud or intentional misconduct with respect to the inputs to, or determination of, such financial results, the Company will seek repayment or recovery of the award, as the Committee in its sole discretion determines is reasonable and appropriate, notwithstanding any contrary provision of the 2004 Plan. In addition, the committee may provide that any service provider and/or any award, including any shares subject to or issued under an award, is subject to recovery, recoupment, clawback and/or any other forfeiture policy maintained by the Company from time to time.

Amendment of Plan. Subject to any applicable shareholder approval requirements of Delaware or federal law, any rules or listing standards that apply to our Company, or the Code, the 2004 Plan may be amended by the Board of Directors at any time and in any respect, including without limitation to permit or facilitate qualification of options previously granted or to be granted in the future (1) as incentive stock options under the Code, or (2) for such other special tax treatment as may be enacted on or after the date on which the 2004 Plan is approved by the Board. Without shareholder approval, however, no amendment may increase the aggregate number of shares which may be issued under the 2004 Plan, or may permit the exercise price of outstanding options or

SARs to be reduced, subject to limited exceptions. Without shareholder approval, the Company shall not execute any cash buyouts of underwater stock options or stock appreciation rights. No amendment of the 2004 Plan may adversely affect any award granted prior to the date of such amendment or termination without the written consent of the holder of such award.

Summary of Federal Income Tax Consequences under the 2004 Plan

The following is a general summary as of the date of this proxy statement of the material U.S. federal income tax consequences to AngioDynamics and participants in the 2004 Plan with respect to awards granted under the 2004 Plan. This summary is based upon the Code, Treasury Regulations, administrative pronouncements and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). The specific tax consequences for any participant will depend upon his or her individual circumstances. This summary does not address state, local or foreign tax consequences to AngioDynamics or participants in the 2004 Plan.

Tax Treatment of the Participants.

ISOs. Subject to the discussion of the alternative minimum tax (“AMT”) below, a participant will recognize no income upon grant of an ISO and will incur no tax upon exercise of an ISO, provided that the participant is an employee when the ISO is granted and did not cease being an employee for more than three months prior to exercise of the ISO. If a participant holds the shares purchased upon exercise of the ISO (the “ISO Shares”) for more than one year after the date the ISO was exercised and for more than two years after the ISO’s grant date (the “required holding period” ), then the participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares in an amount equal to the difference between the amount realized upon such disposition and the exercise price of the ISOs.

If a participant disposes of ISO Shares prior to the expiration of the required holding period (a “disqualifying disposition”), then gain realized upon such disposition, to the extent of the difference between the ISO exercise price and the fair market value of the ISO Shares on the date of exercise, will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain if the ISO Shares were held by the participant for at least one year.

The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is currently 26% of an individual taxpayer’s alternative minimum taxable income (28% percent in the case of alternative minimum taxable income in excess of $186,300). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonqualified Stock Options. A participant will not recognize any taxable income at the time a nonqualified stock option, or NQSO, is granted. However, upon exercise of a NQSO, a participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the NQSO’s exercise price. The included amount must be treated as ordinary income by the participant and will be subject to income tax withholding by us if the participant is an employee. Upon disposition of the shares by a participant, the participant will recognize capital gain or loss in an amount equal to the difference between the amount received on disposition and the fair market value of the shares on the date of exercise. This gain will be long-term capital gain if the participant has held the shares for at least one year.

Stock Appreciation Rights. A grant of a stock appreciation right has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, which will be subject to income tax withholding by us if the participant is an employee.

Restricted Stock. A participant receiving restricted shares for services recognizes taxable income when the shares become vested, generally when they are transferable or no longer subject to a substantial risk of forfeiture. Upon vesting, the participant will include in ordinary income an amount, which will be subject to income tax withholding by us if the participant is an employee, equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares.

Upon disposition of the shares by a participant, the participant will recognize capital gain or loss in an amount equal to the difference between the amount received on disposition and the fair market value of the shares on the date of exercise. This gain will be long-term capital gain if the participant has held the shares for at least one year.

A participant can file an election with the IRS (an “83(b) Election”), not later than 30 days after the date of the transfer of the restricted shares, to include in income as compensation (treated as ordinary income), in the year of the transfer of such restricted shares, an amount equal to the difference between the fair market value of such shares on the date of transfer and any amount paid for such shares. The included amount must be treated as ordinary income by the participant and may be subject to income tax withholding by us. Income is not again required to be included upon the lapse of the restrictions. Upon disposition of the shares by a participant, the participant will recognize capital gain or loss in an amount equal to the difference between the amount received on disposition and the fair market value of the shares on the date of grant. This gain will be long-term capital gain if the 83(b) Election was made at least one year prior to the disposition.

Restricted Stock Units. A participant receiving a restricted stock unit will recognize ordinary income in an amount equal to the money or the fair market value of the shares received at the time of their receipt.

Performance Shares and Performance Units. Performance Shares and Performance Units will be treated in the same manner as Restricted Stock and Restricted Stock Units, respectively, described above.

Code Section 409A. Section 409A of the Code (“Section 409A”), imposes significant restrictions on a range of nonqualified deferred compensation plans, along with a penalty on a participant receiving compensation under a plan that does not meet the requirements of Section 409A.

The definition of a nonqualified deferred compensation plan is broad and could include certain awards granted under the 2004 Plan. Certain compensation under the 2004 Plan, however, would not be subject to Section 409A, such as:

•	options where the exercise price is at least equal to fair market value on the date of grant; and

•	transfers of property subject to Section 83 of the Code (other than option grants) (e.g., where income is taxed at time of vesting or where the participant makes an 83(b) Election).

Amounts deferred under a nonqualified deferred compensation plan that do not comply with Section 409A are includable in a participant’s gross income and taxable immediately to the extent that such amounts are not subject to a substantial risk of forfeiture (e.g., when the participant becomes vested in the deferred amounts). Amounts deferred under a nonqualified deferred compensation plan before January 1, 2005, are generally not subject to the requirements of section 409A. However, amounts deferred under a nonqualified deferred compensation plan that is materially modified after October 3, 2004, and amounts deferred but not vested prior to January 1, 2005, are subject to section 409A. An increase in the number of shares authorized under the 2004 Plan should not constitute a material modification.

Tax Treatment of AngioDynamics

Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Section 162(m) of the Code, we generally will be entitled to a deduction to the extent any participant recognizes ordinary income from an award granted under the 2004 Plan. While the 2004 Plan is designed to allow for the granting of awards that comply with the “qualifying performance-based” compensation exception under Section 162(m) of the Internal Revenue Code, the Company retains the discretion to grant awards that exceed the Section 162(m) deductibility limit.

New Plan Benefits

Provided that the shareholders approve the amendment of the 2004 Plan, the number of shares of common stock issuable pursuant to the terms of the 2004 Plan will be available for awards to all eligible participants of the plan. The Board of Directors has not at this time considered or approved any future awards under the 2004 Plan, and, as a result, the identity of future award recipients and the size and terms of future awards are not known at this time.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE ANGIODYNAMICS, INC. 2004 STOCK AND INCENTIVE AWARD PLAN.

PROPOSAL 4—AMENDMENT OF THE ANGIODYNAMICS, INC.

EMPLOYEE STOCK PURCHASE PLAN

We are asking our shareholders to approve the Employee Stock Purchase Plan (the “ESPP”), as amended, to increase the total number of shares of common stock that may be offered under the plan from 2,000,000 to 2,500,000. Our Board of Directors approved the amendment of the ESPP on September 7, 2016, subject to shareholder approval at the Annual Meeting. Approval of the amendment of the ESPP requires the affirmative vote of the holders of a majority of the shares cast at the Annual Meeting.

The purpose of the ESPP is to provide a means by which employees of AngioDynamics and its designated subsidiaries (collectively, “participants”) may be given an opportunity to purchase AngioDynamics common stock through payroll deductions. Our Board of Directors believes that by providing our employees with the opportunity to acquire a proprietary interest in the Company, we will be better able to attract, motivate, and retain the best available personnel for the success of our business. All eligible participants will have the same purchase rights and privileges under the ESPP.

As of August 29, 2016, 887,456 shares of common stock remained available for purchase under the ESPP.

The essential features of the ESPP are summarized below. This summary does not purport to be a complete description of the ESPP and is qualified by reference to the ESPP, as amended to date and as proposed to be amended, a copy of which is attached as Appendix B to this proxy statement.

Summary of the ESPP Plan (as amended)

Administration. The ESPP will be administered by our Board of Directors. The Board has the final power to construe and interpret both the ESPP and the rights granted under it, and to adopt rules and regulations for the administration of the ESPP. Determinations made by the Board with respect to any matter or provision contained in the ESPP shall be final, conclusive, and binding on AngioDynamics and all participants in the ESPP.

Shares of Stock Subject to the ESPP. Subject to adjustment as provided below, as proposed to be amended, the maximum aggregate number of shares to be offered under the ESPP will be 2,500,000 shares of our common stock. Shares delivered under the ESPP may consist of authorized and unissued shares, treasury shares or shares purchased on the open market.

Purchase Periods and Purchase Dates. Shares of common stock will be offered under the ESPP through offering periods, each with a duration of approximately six months. The offering periods will commence on the first business day on or after September 1st and March 1st of each year and each consists of a series of successive six-month purchase periods. Purchases will occur on the last day of each purchase period.

Eligibility and Participation. Any person who, on the first day of an offering period, has been employed in a full-time capacity for at least three months, with a customary working schedule of 20 or more hours per week and more than five months in a calendar year, is eligible to participate in that offering period. However, no employee is eligible to participate in the ESPP if, on the first day of an offering period, the employee owns stock equal to 5% or more of the total combined voting power or value of all classes of our stock or those of any of our subsidiaries. Eligible participants may join an offering period prior to the beginning of the period.

Purchase Price for Shares. The purchase price of the shares of common stock acquired on each purchase date will be the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of common stock on the last day of the offering period, subject to any adjustments made by the Board of Directors in the event of changes in capitalization, dissolution or liquidation, or merger or asset sale. “Fair market value” means the closing sale price (or closing bid price if no sales are reported) of our common stock as reported by the Nasdaq Global Select Market or, in the absence of an established trading market, as determined in good faith by the Board of Directors.

Payroll Deductions and Stock Purchases. The purchase price of the shares of common stock will be accumulated by payroll deductions in an amount of not less than one percent (1%) and not more than fifteen percent (15%) (or such greater percentage as the Board may establish from time to time before an offering commencement date) of a participant’s compensation on each payday during an offering period. The accumulated deduction will automatically be applied on each purchase date to the purchase of whole shares of common stock at the purchase price in effect for that purchase date. For purposes of the ESPP, eligible compensation includes salary, wages, overtime, bonuses, commissions and incentive compensation.

Special Limitations. The ESPP imposes certain limitations upon a participant’s right to acquire common stock, including the following:

•

A participant may not be granted rights under the ESPP and all other employee stock purchase plans of AngioDynamics and its subsidiaries to purchase more than $25,000 worth of common stock (determined based on fair market value of the stock on the first day of the offering period) for each calendar year in which the offering period is in effect; and

•	No Participant may purchase more than $9,000 worth of common stock on any one purchase date.

Withdrawal; Termination of Purchase Rights. A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to acquire shares under the ESPP any time on or before 15 days prior to a purchase date.

Purchase rights granted pursuant to any offering period under the ESPP terminate immediately upon cessation of a participant’s employment for any reason. The participant will be deemed to have elected to withdraw from the ESPP, and we will distribute to such participant, or, in the case of his or her death, to the person or persons designated as his or her beneficiary, all of his or her accumulated payroll deductions.

Upon a participant’s withdrawal, all of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of a notice of withdrawal, the participant’s purchase right for the offering period will automatically be terminated, no further payroll deductions for the purchase of shares will be made for such offering period, and payroll deductions will not resume at the beginning of the succeeding offering period or any offering period thereafter unless the participant re-enrolls in the ESPP. A participant’s withdrawal from a given offering period will not affect such participant’s eligibility to participate in subsequent offering periods under the ESPP.

No Transfer. Purchase rights granted under the ESPP are not transferable by a participant and may be exercised only by the participant to whom such rights are granted.

Adjustment Provisions. The number of shares authorized but not yet issued and the purchase price thereof, and the maximum number of shares that a participant may purchase each purchase period, will be proportionately adjusted for any increase or decrease in the number of our issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other similar change in the number of our outstanding shares effected without the receipt of consideration by us.

Effect of Certain Corporate Transactions. The ESPP provides that, in the event of: (i) a sale of all or substantially all of our assets; or (ii) our merger with or into another corporation, the ESPP will be assumed, or an equivalent plan substituted, by the successor corporation or a parent or subsidiary of the successor corporation. However, if the successor corporation refuses to assume the ESPP or substitute an equivalent plan, the offering period then in progress will be shortened by changing the next purchase date to a date that falls before the date of the proposed sale of assets or merger. Similarly, in the event of a proposed dissolution or liquidation of the Company, the offering period then in progress will be shortened by changing the next purchase date to a date before the date of the proposed dissolution or liquidation. In each such instance, all participants’ purchase rights will be exercised automatically on the new purchase date unless before such date they have withdrawn from the offering period.

Shareholder Rights. No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf.

Share Proration. Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares available for issuance under the ESPP at that time, then the Board will make a pro rata allocation of the available shares in as uniform a manner as shall be practicable and as it shall determine to be equitable.

Duration, Amendment and Termination. Unless sooner terminated by our Board of Directors, the ESPP will continue in effect for a term of ten years.

The Board may modify or amend the ESPP at any time. Any modification or amendment of the ESPP must be approved by the shareholders if such approval is required under applicable rules and regulations.

The Board may also amend or modify the ESPP, and any purchase rights previously granted under the ESPP, to the extent necessary to ensure the continued qualification of the ESPP under Section 423 of the Code.

Summary of Federal Income Tax Consequences under the ESPP

The following is a summary of the principal United States Federal income taxation consequences to AngioDynamics and participants subject to U.S. taxation with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a participant in the ESPP may reside.

The plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If a participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the purchase date exceeded the purchase price paid for those shares, and AngioDynamics will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If a participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the closing selling price of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the closing selling price of the shares on the participant’s entry date into that purchase period. Any additional gain upon the disposition will be taxed as a long-term capital gain. AngioDynamics will not be entitled to an income tax deduction with respect to such disposition.

If a participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the closing selling price of the shares on the date of death exceeds the purchase price, or (ii) fifteen percent (15%) of the closing selling price of the shares on his or her entry date into the purchase period in which those shares were acquired.

Directors who are not employees will not be eligible to participate in the ESPP. The future benefits that will be received under the ESPP by the current executive officers of the Company and by all eligible employees are not currently determinable. The Company estimates that approximately 1,300 employees of the Company will be eligible to participate upon commencement of the next offering period of the ESPP.

On August 29, 2016, the closing price of the Company’s common stock on the Nasdaq Global Select Market was $16.83.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE ANGIODYNAMICS, INC. EMPLOYEE STOCK PURCHASE PLAN.

AUDIT MATTERS

Audit Committee Report

During our fiscal year ended May 31, 2016, the Audit Committee of the Board of Directors (the “Audit Committee”) was composed of four directors, each of whom has been determined by the Board of Directors (the “Board”) to be independent under the listing standards of The Nasdaq Stock Market LLC. In August 2016, pursuant to the terms of the Stockholders Agreement, Sriram Venkataraman resigned from the Board. During our fiscal year ended May 31, 2017, the Audit Committee is composed of three directors, each of whom has been determined by the Board to be independent under the listing standards of The Nasdaq Stock Market LLC. The Audit Committee operates under a written Audit Committee Charter, which was adopted by the Board of Directors on February 27, 2004, and revised and approved by the Board of Directors on May 10, 2006, May 11, 2009, October 2010 and January 2015. The Audit Committee Charter is available on our website at www.angiodynamics.com under the “Investors—Corporate Governance—Committee Charters—Audit Committee” caption.

Management of the Company is responsible for internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and effectiveness of internal controls in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee is charged with the duty to monitor and oversee these processes.

Pursuant to the Charter, the primary responsibilities of the Audit Committee are to assist the Board in its oversight of: (i) the integrity of the Company’s financial statements, financial reporting process, system of internal controls over financial reporting, and audit process; (ii) the Company’s compliance with, and process for monitoring compliance with, legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; and (iv) the performance of the Company’s independent registered public accounting firm, including, without limitation, ensuring that interim quarterly financial statements are reviewed by the Company’s independent registered public accounting firm. The quarterly reviews include discussions by management and the independent registered public accounting firm with the Audit Committee. The Audit Committee must also pre-approve all audit and permitted non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee has the authority to select, determine the compensation paid to, and replace the Company’s independent registered public accounting firm. The Audit Committee selected PriceWaterhouseCoopers LLP in fiscal 2016 as the Company’s independent registered public accounting firm. PriceWaterhouseCoopers LLP continues to act as the company’s auditor. However, as described below, the Audit Committee has elected to initiate a Request for Proposal (“RFP”) for an accounting firm for the 2017 audit.

The Charter provides that the Audit Committee shall always consist of not less than three members, all of whom must be independent directors. No member of the Audit Committee may serve on the Audit Committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Audit Committee, and discloses this determination in the proxy statement. To carry out its responsibilities, the Audit Committee met 9 times during fiscal 2016.

Prior to the issuance of the fiscal 2016 financial statements, the Audit Committee met with management and with PricewaterhouseCoopers to review the financial statements and to discuss significant accounting issues and policies. Management advised the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee’s review included discussion with PricewaterhouseCoopers of matters that are required to be discussed pursuant to Statement on Auditing Standards No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

The Audit Committee discussed with PricewaterhouseCoopers matters relating to PricewaterhouseCoopers’ independence, including the written disclosures and the letter provided by PricewaterhouseCoopers to the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board. PricewaterhouseCoopers informed the Audit Committee in writing that it was independent with respect to the Company within the regulations promulgated by the Securities and Exchange Commission and the requirements of the Public Company Accounting Oversight Board. The Audit Committee has concluded that PricewaterhouseCoopers is independent of the Company and its management.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination and the evaluation of the Company’s internal controls.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2016, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Dennis S. Meteny, Chairman

Jeffrey G. Gold

Wesley E. Johnson

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (hereinafter referred to as the Exchange Act), except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

Information Regarding Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 2006 and shareholders have ratified their appointment each year since 2006. However, this year the Audit Committee has not yet appointed an independent registered public accounting firm for fiscal 2017 as it has elected to initiate an RFP for the 2017 audit, which will not be concluded prior to the Annual Meeting. Once the RFP process has concluded, the Audit Committee will appoint the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2017. Going forward, we expect the appointment of the Company’s independent registered public accounting firm to be presented to the shareholders for ratification at each Annual Meeting. The Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and our shareholders.

Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements for the fiscal years ended May 31, 2016 and May 31, 2015, for inclusion in our Annual Reports on Form 10-K for the fiscal years ended May 31, 2016 and May 31, 2015, reviews of quarterly financial statements, and fees paid in those periods for other services rendered by PricewaterhouseCoopers LLP, in thousands:

	2016	2015
Audit Fees	$1,204	$1,222
Audit-Related Fees	2	2
Tax Fees	423	176
All Other Fees	0	0

	$1,629	$1,400

All fees shown in the table were related to services that were approved by the Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.

In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1.	Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis, assisting with coordination of execution of tax related activities, primarily in the area of corporate tax planning, supporting other tax-related regulatory requirements and tax compliance and reporting.

4.	Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves the independent registered public accounting firm services within each category. The fees are budgeted in the Company’s annual operating budget. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

There were no related party transactions pursuant to Item 404 of Regulation S-K during our fiscal year ended May 31, 2016.

Policy on Related Party Transactions

On July 27, 2007, the Board of Directors approved a Related Person Transaction Policy. The policy defines “Related Person Transaction” as certain transactions, arrangements or relationships in which the company participates, the amount exceeds $50,000 and certain related persons have a material interest. Under the policy, any potential Related Person Transaction, including for example the purchase of goods or services, guarantees of indebtedness or employment, must be pre-approved by the Audit Committee unless circumstances make pre-approval impracticable. In the latter case, management is allowed to enter into the transaction, but the transaction remains subject to ratification by the Audit Committee at a subsequent Audit Committee meeting. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee will take into account a number of factors, including the related person’s interest and approximate dollar amount of the transaction, as well as, whether the transaction occurred in the ordinary course of business or through a competitive bid process. On an annual basis, the Audit Committee will review and assess ongoing Related Person Transactions to determine whether the relationships remain appropriate.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on our review of copies of such forms received by us, or on written representations from certain reporting persons that no reports were required for such persons, we believe that, during the fiscal year ended May 31, 2016, all of our executive officers, directors and 10% shareholders complied with all Section 16 filing requirements.

ANNUAL REPORT

Any AngioDynamics shareholder may obtain without charge additional copies of our annual report on Form 10-K for the fiscal year ended May 31, 2016 (without exhibits), as filed with the SEC, by writing to:

General Counsel

AngioDynamics, Inc.

14 Plaza Drive

Latham, New York 12110

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next Annual Meeting of Shareholders. To be eligible for inclusion in our 2017 proxy statement, your proposal must be received by us no later than May 18, 2017 and must otherwise comply with Rule 14a-8. While the Board of Directors will consider shareholder proposals, we reserve the right to omit from our proxy statement shareholder proposals that we are not required to include under the Exchange Act, including under Rule 14a-8.

In addition, our By-Laws contain an advance notice provision with respect to matters to be brought before an Annual Meeting of Shareholders, including nominations for directors, and not included in our proxy statement. If you would like to nominate a director or bring any other business before the shareholders at the fiscal 2017 Annual Meeting, you must comply with the procedures contained in the By-Laws and you must notify us in writing, and such notice must be delivered to or received by our Secretary no earlier than June 27, 2017 and no later than July 27, 2017. However, if the fiscal 2017 Annual Meeting is called for a date that is not within 25 days before or after October 25, 2017, notice must be received by our Secretary no later than the later of (i) the close of business on the 90th day before the fiscal 2017 Annual Meeting and (ii) the close of business on the 10th day following the day on which notice of the fiscal 2017 Annual Meeting was mailed to shareholders or public disclosure of the date of the fiscal 2017 Annual Meeting was made, whichever first occurs.

You may write to our Secretary at our principal executive office, 14 Plaza Drive, Latham, New York 12110, to deliver the notices discussed above and to request a copy of the relevant By-Law provisions regarding the requirements for making shareholder proposals and nominations of directors.

OTHER MATTERS

As of the date of this proxy statement, we know of no matters other than those set forth herein that will be presented for consideration at the meeting. If any other matter or matters are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

APPENDIX A

ANGIODYNAMICS, INC.

2004 STOCK AND INCENTIVE AWARD PLAN

(as amended)

1. Purposes. The primary purposes of this Plan are (a) to provide competitive equity incentives that will enable the Company to attract, retain, motivate and reward persons who render services that benefit the Company or other enterprises in which the Company has a significant interest and (b) to align the interests of such persons with the interests of the Company’s shareholders generally.

2. Definitions. Unless otherwise required by the context, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2.

(a)	“Affiliate” means an affiliate as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)	“Allied Enterprise” means a business enterprise, other than the Company or a Subsidiary, in which the Committee determines the Company has a significant interest, contingent or otherwise. E-Z-EM, Inc. shall be deemed to be an Allied Enterprise while it is an Affiliate of the Company.

(c)	“Appreciation-Only Award” means (i) Options and Stock Appreciation Rights the exercise price of which is equal to at least 100% of Fair Market Value on the date on which the Options or Stock Appreciation Rights are granted, and (ii) Linked Stock Appreciation Rights that are granted as an alternative to the related Option after the date of grant of such Option, the exercise price of which Stock Appreciation Rights is equal to at least 100% of Fair Market Value on the date on which such Option was granted.

(d)	“Award” means an award granted under this Plan in one of the forms provided for in Section 3(a).

(e)	“Beneficiary” means a person or entity (including but not limited to a trust or estate), designated in writing by a Service Provider or other rightful holder of an Award, on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom such Service Provider’s or other rightful holder’s rights under the Plan shall pass in the event of the death of such Service Provider or other rightful holder. In the event that the person or entity so designated is not living or in existence at the time of the death of the Service Provider or other rightful holder of the Award, or in the event that no such person or entity has been so designated, the “Beneficiary” shall mean the legal representative of the estate of the Service Provider or other rightful holder, or the person or entity to whom the Service Provider’s or other rightful holder’s rights with respect to the Award pass by will or the laws of descent and distribution.

(f)	“Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(g)	“Change in Control” means that any of the following events has occurred:

i.	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 40% of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

ii.	the following individuals cease for any reason to constitute a majority of the number of directors serving on the Board: individuals who, at the beginning of any period of two consecutive years or less (not including any period prior to the Effective Date), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose appointment, election or nomination for election was previously so approved or recommended; or

iii.	there is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 40% or more of the combined voting power of the Company’s then outstanding securities; or

iv.	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of the foregoing provisions of this Section 2(g),

(A)	the term “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

(B)	the term “Effective Date” shall mean the date on which the Plan is effective as provided in Section 11 hereof; and

(C)	the term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(h)	“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. References to a particular section of the Code shall include references to any related Treasury Regulations and to successor provisions of the Code.

(i)	“Committee” means the committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 12(a) below.

(j)	“Common Stock” means common stock of the Company, par value $.01 per share.

(k)	“Company” means AngioDynamics, Inc., a Delaware corporation, and, except for purposes of determining under Section 2(g) hereof whether or not a Change in Control has occurred, shall include its successors.

(l)	“Dollar-Denominated Awards” means Performance Unit Awards and any other Incentive Award the amount of which is based on a specified amount of money (other than an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock). Options and Stock Appreciation Rights are not Dollar-Denominated Awards.

(m)	“Employee” means any person who is employed by the Company or a Subsidiary on a full-time or part-time basis, including an officer or director if he is so employed.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o)	“Fair Market Value” on a particular date means as follows:

i.	The mean between the high and low sale prices of a share of Common Stock on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use with regard to the Common Stock or, if on such date the Common Stock is publicly traded but not quoted by any such system, the mean of the closing bid and asked prices of a share of Common Stock on such date as furnished by a professional market maker making a market in the Common Stock; or

ii.	If in (i) above, there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which a sale was so reported.

In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with Section 422 of the Code, “Fair Market Value” shall be determined by the Committee in a manner consistent with Section 422 of the Code and shall mean the value as so determined.

(p)	“General Counsel” means the General Counsel of the Company serving from time to time.

(q)	“Incentive Award” means an amount of money that is paid or a number of shares of Common Stock that are issued, or a right to be paid an amount of money or to be issued a number of shares of Common Stock that is granted, subject to and in accordance with Section 5 and the other applicable provisions of the Plan. The term “Incentive Award” does not include Options or Stock Appreciation Rights.

(r)	“Incentive Stock Option” means an option, including an Option as the context may require, intended to meet the requirements of Section 422 of the Code.

(s)	“Linked Stock Appreciation Rights” means Stock Appreciation Rights that are linked to all or any part of an Option, subject to and in accordance with Section 8(a), 8(b) and the other applicable provisions of the Plan.

(t)	“Non-Statutory Stock Option” means an option, including an Option as the context may require, which is not intended to be an Incentive Stock Option.

(u)	“Option” means an option granted under this Plan to purchase shares of Common Stock. Options may be Incentive Stock Options or Non-Statutory Stock Options.

(v)	“Performance-Based Compensation” means compensation that satisfies the requirements applicable to “performance-based compensation” under Code Section 162(m)(4)(C).

(w)	“Performance Share Award” means a right granted subject to and in accordance with Section 5 and the other applicable provisions of the Plan (including, without limitation, Section 5.II., 5.II.(d), and 6(e)) to receive a specified number of shares of Common Stock, and/or an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock, at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee are satisfied.

(x)	“Performance Unit Award” means a right granted subject to and in accordance with Section 5 and the other applicable provisions of the Plan (including, without limitation, Section 5.II., 5.II.(d), and 6(e)) to receive a specified amount of money (other than an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock), or shares of Common Stock having a Fair Market Value equal to such specified amount of money, at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee are attained.

(y)	“Plan” means the AngioDynamics, Inc. Stock and Incentive Award Plan set forth in these pages, as amended from time to time.

(z)	“Restricted Stock Award” means shares of Common Stock which are issued to a Service Provider in accordance with Section 5.I. and the other applicable provisions of the Plan subject to restrictions and/or forfeiture provisions specified by the Committee that will cease to apply at a future time or times if continued employment conditions and/or other terms and conditions specified by the Committee are satisfied.

(aa)	“Restricted Stock Unit Award” means shares of Common Stock that will be issued to a Service Provider at a future time or times subject to and in accordance with Section 5.I. below and the other applicable provisions of the Plan if continued employment conditions and/or other terms and conditions specified by the Committee are satisfied.

(bb)	“SEC Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

(cc)	“Section 16 Person” means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

(dd)	“Service Provider” means a person who renders, has rendered or who the Committee expects to render services that benefit or will benefit the Company or a Subsidiary or an Allied Enterprise, in the capacity of employee, director, independent contractor, agent, advisor, consultant, representative or otherwise, and includes but is not limited to (i) Employees, (ii) personal service corporations, limited liability companies and similar entities through which any such person renders, has rendered or is expected to render such services, and (iii) members of the Board who are not Employees.

(ee)	“Stock Appreciation Right” means a right granted subject to and in accordance with Section 8 and the other applicable provisions of the Plan.

(ff)	“Subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company; provided, however, that in the case of an Incentive Stock Option, the term “Subsidiary” shall mean a Subsidiary (as defined by the preceding clause) which is also a “subsidiary corporation” as defined in Section 424(f) of the Code.

3. Grants of Awards

(a)	Subject to the provisions of the Plan, the Committee may at any time, and from time to time, grant the following types of awards to any Service Provider:

i.	Incentive Awards, which may but need not be in the form of Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, or Restricted Stock Unit Awards;

ii.	Options; and

iii.	Stock Appreciation Rights.

Any provision above of this Section 3(a) to the contrary notwithstanding, the Committee may grant Incentive Stock Options only to Service Providers who are Employees.

(b)	After an Award has been granted,

i.	the Committee may waive any term or condition thereof that could have been excluded from such Award when it was granted, and

ii.	with the written consent of the affected participant, may amend any Award after it has been granted to include (or exclude) any provision which could have been included in (or excluded from) such Award when it was granted, and no additional consideration need be received by the Company in exchange for such waiver or amendment.

(c)	The Committee may (but need not) grant any Award linked to another Award, including, without limitation, Options linked to Stock Appreciation Rights. Linked Awards may be granted as either alternatives or supplements to one another. The terms and conditions of any such linked Awards shall be determined by the Committee, subject to the provisions of the Plan.

(d)	No Service Provider shall acquire any rights in or to or with respect to any Award unless and until a written instrument signed by an officer of the Company and setting forth the terms and conditions of such Award is delivered to him and returned to the designated Company representative subscribed by the Service Provider within the time, if any, prescribed therefore by the Committee or its delegate. Any such instrument shall be consistent with this Plan and incorporate it by reference. Subscribing such instrument and returning it to the designated Company representative as aforesaid shall constitute the Service Provider’s irrevocable agreement to and acceptance of the terms and conditions of the Award set forth in such instrument and of the Plan applicable to such Award.

(e)	The Committee may grant Awards that qualify as Performance-Based Compensation, as well as Awards that do not qualify as Performance-Based Compensation. Any provision of the Plan to the contrary notwithstanding, the Plan shall be interpreted, administered and construed to permit the Committee to grant Awards that qualify as Performance-Based Compensation as well as Awards that do not so qualify, and any provision of the Plan that cannot be so interpreted, administered or construed shall to that extent be disregarded.

(f)	The Plan is intended to enable the Committee to grant Options that qualify for the tax treatment applicable to incentive stock options under Section 422 of the Code, as well as Options and other Awards that do not qualify for such tax treatment. Any provision of the Plan to the contrary notwithstanding, the Plan shall be interpreted, administered and construed to enable the Committee to grant Options that qualify for the tax treatment applicable to incentive stock options under Section 422 of the Code as well as Options and other Awards that do not qualify for such tax treatment, and any provision of the Plan that cannot be so interpreted, administered or construed shall to that extent be disregarded.

(g)	Any Award shall have a minimum restriction period or performance period, as applicable, of one year from the date of grant; provided, however, that the Committee may provide for earlier vesting upon a Service Provider’s termination of employment or service by reason of death or Disability, or a Change in Control. Notwithstanding any provision herein to the contrary, 5% of the total number of shares available for allotment and issuance, transfer, or delivery under the Plan (the “Excepted Shares”) shall not be subject to the minimum restriction period or performance period, as applicable, described in the preceding sentence, it being understood that the Committee may, in its discretion, and at the time an Award is granted, designate any shares that are subject to such Award as Excepted Shares; provided that, in no event shall the Committee designate any such shares as Excepted Shares after the time such Award is granted.

(h)	No member of the Board who is not an Employee may be granted, in any calendar year, Awards with a grant date fair value (determined in accordance with GAAP) of greater than $500,000. Any Award granted to a Service Provider while he or she was an Employee, or while he or she was a consultant but not an outside director, will not count for purposes of the limitations under this Section 3(h).

4. Stock Subject to this Plan; Award Limits

(a)	Subject to the provisions below of Sections 4(c) and 4(d) and Section 10,

i.	the maximum aggregate number of shares of Common Stock which may be issued pursuant to Awards is 7,000,000 shares of Common Stock. Not more than 80% of such maximum aggregate number of shares may be issued pursuant to Options that are Incentive Stock Options; and

ii.	the maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted during any calendar year to any Employee or other Service Provider is 500,000 shares of Common Stock; and

iii.	the maximum number of shares of Common Stock with respect to which any and all Awards other than Performance Unit Awards, Appreciation-Only Awards and Dollar-Denominated Awards may be granted in any one calendar year to any Employee or other Service Provider is 500,000 shares of Common Stock; and

iv.	no Employee or other Service Provider may receive more than $400,000 dollars (or the equivalent thereof in shares of Common Stock, based on Fair Market Value on the date as of which the number of shares is determined) in payment of Dollar-Denominated Awards that are granted to such Employee or other Service Provider in any one calendar year.

If, after any Award is earned or exercised, the issuance or transfer of shares of Common Stock or money is deferred, any amounts equivalent to dividends or other earnings during the deferral period (including shares which may be distributed in payment of any such amounts) shall be disregarded in applying the per Employee or other Service Provider limitations set forth above in clauses (ii), (iii) and (iv) of this Section 4(a). If, in connection with an acquisition of another company or all or part of the assets of another company by the Company or a Subsidiary, or in connection with a merger or other combination of another company with the Company or a Subsidiary, the Company either (A) assumes stock options or other stock incentive obligations of such other company, or (B) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then none of the shares of Common Stock that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Company shall be charged against the limitations set forth in this Section 4(a) above.

(b)	Shares which may be issued pursuant to Awards may be authorized but unissued shares of Common Stock, or shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under this Plan or otherwise, as the Committee may from time to time determine, provided, however, that any shares acquired or held by the Company for the purposes of this Plan shall, unless and until issued to a Service Provider or other rightful holder of an Award in accordance with the terms and conditions of such Award, be and at all times remain treasury shares of the Company, irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.

(c)	Subject to Section 4(e) below, the maximum aggregate number of shares set forth in Section 4(a)(i) above shall be charged only for the number of shares which are actually issued under the Plan; if any shares of Common Stock subject to an Award shall not be issued to a Service Provider and shall cease to be issuable to a Service Provider because of the termination, expiration, forfeiture or cancellation, in whole or in part, of such Award or the settlement of such Award in cash or for any other reason, or if any such shares shall, after issuance, be reacquired by the Company because of a Service Provider’s failure to comply with the terms and conditions of an Award, the shares not so issued, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitations provided for in Section 4(a)(i) above and may again be made subject to Awards. Shares subject to a Stock Appreciation Right issued under the Plan that are not issued in connection with the stock settlement of that Stock Appreciation Right upon its exercise shall not again be available for grant.

(d)	Subject to Section 4(e) below, if the purchase price of shares subject to an Option is paid in shares of Common Stock in accordance with the provisions of clause (iv) of Section 7(b) below, or if shares of Common Stock that are issued or issuable pursuant to an Award are withheld by the Company in accordance with Section 13(e) below in full or partial satisfaction of withholding taxes due in respect of the Award or the grant, exercise, vesting, distribution or payment of the Award, or if shares are repurchased by the Company using stock option proceeds the number of shares surrendered to the Company in payment of the purchase price of the shares subject to the Option, or the number of shares that are withheld by the Company in payment of such withholding taxes, or the number of shares repurchased by the Company using stock option proceeds, shall not be added back to the maximum aggregate number of shares which may be issued pursuant to Awards under Section 4(a)(i) above.

(e)	If and to the extent that the General Counsel determines that Section 4(c) or Section 4(d) above or Section 8(f) below shall cause the Company or the Plan to fail to satisfy any NASDAQ rules or listing standards that apply to the Company from time to time, or shall prevent Incentive Stock Options granted under the Plan from qualifying as Incentive Stock Options under Code Section 422, then to that extent (and only to that extent) Section 4(c), Section 4(d) or Section 8(f) shall be disregarded.

5. Incentive Awards

I.	Generally. Incentive Awards shall be subject to the following provisions:

(a)	Incentive Awards may be granted in lieu of, or as a supplement to, any other compensation that may have been earned by the Service Provider prior to the date on which the Incentive Award is granted.

The amount of an Incentive Award may be based upon (i) a specified number of shares of Common Stock or the Fair Market Value of a specified number of shares of Common Stock, or (ii) an amount not determined by reference to the Fair Market Value of a specified number of shares of Common Stock. Any Incentive Award may be paid in the form of money or shares of Common Stock valued at their Fair Market Value on the payment date, or a combination of money and such shares, as the Committee may provide. Performance Share Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Stock Unit Awards are specific forms of Incentive Awards, but are not the only forms in which Incentive Awards may be made.

(b)	Any shares of Common Stock that are to be issued pursuant to an Incentive Award, and any money to be paid in respect of an Incentive Award, may be issued or paid to the Service Provider at the time such Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. In the event that any such issuance or payment shall not be made to the Service Provider at the time an Incentive Award is granted, the Committee may but need not provide that, until such shares are issued or money is paid in respect of the Award or until the Award is forfeited, and subject to such terms and conditions as the Committee may impose, the Award shall earn amounts equivalent to interest, dividends or another investment return specified by the Committee, which amounts may be paid as earned or deferred and reinvested, and which amounts may be paid either in money or shares of Common Stock, all as the Committee may provide.

(c)	Incentive Awards shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the shares issued or transferred pursuant to such Award, and conditions calling for forfeiture of the Award or the shares issued pursuant thereto in designated circumstances, as the Committee may determine; provided, however, that upon the issuance of shares pursuant to any such Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Award. In the case of a Restricted Stock Award, the recipient shall pay the par value of the shares to be issued pursuant to the Award unless such payment is not required by applicable law.

II.	Performance Share Awards and Performance Unit Awards

(a)	Subject to the terms and conditions of the Plan, the Committee may grant any Service Provider a Performance Share Award and/or a Performance Unit Award. The Committee may but need not provide that a specified portion of the Performance Share Award or Performance Unit Award will be earned if the specified performance goal applicable to the Award is partially attained.

(b)	Subject to Section 6(b) below, the specified performance goal applicable to a Performance Share Award or Performance Unit Award may but need not consist, without limitation, of any one or more of the following: completion of a specified period of employment with or other service that benefits the Company or a Subsidiary or an Allied Enterprise, achievement of financial or operational goals, and/or the occurrence of a specified circumstance or event. The performance goal applicable to Performance Share Awards and Performance Unit Awards, and the other terms and conditions of such awards need not be the same for each award or each Service Provider to whom an award is granted. A Service Provider may (but need not) be granted Performance Share Awards and Performance Unit Awards each year, and the performance period applicable to any such Award may overlap with one or more years included in the performance period applicable to any earlier- or later-granted Award. Subject to Section 6(d) below, the Committee may retain discretion to adjust the determinations of the degree of attainment of the performance objectives applicable to Performance Share Awards and Performance Unit Awards.

(c)	Subject to Section 6(e) below, the Committee may but need not provide that, if the Service Provider’s death or disability or another circumstance or event specified by the Committee occurs before the performance goal applicable to a Performance Share Award or Performance Unit Award is attained, and irrespective of whether the performance goal is thereafter attained, the Performance Share Award or Performance Unit Award will be earned in whole or in part (as the Committee may specify).

(d)	The Committee may but need not provide for a Service Provider’s Performance Share Award or Performance Unit Award to be forfeited in whole or in part if such Participant’s employment by or other service that benefits the Company, a Subsidiary or an Allied Enterprise terminates for any reason before shares are issued or money is paid (as applicable) in full settlement of such Performance Share Award or Performance Unit Award.

(e)	Except as otherwise provided in the instrument evidencing a Performance Share Award or Performance Unit Award, Performance Share Awards and Performance Unit Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a Beneficiary.

6. Performance Measures and Other Provisions Applicable to Performance-Based Compensation Awards

(a)	Awards that the Committee intends to qualify as Performance-Based Compensation shall be granted and administered in a manner that will enable such Awards to qualify as Performance-Based Compensation.

(b)	The performance goal applicable to any Award (other than an Appreciation-Only Award) that the Committee intends to qualify as Performance-Based Compensation shall be based on earnings per share (diluted or basic), total shareholder return, or any one or more of the following performance measures on a consolidated Company, business unit or divisional level, or by product or product line, as the Committee may specify: net sales, net income, operating income, return on equity, return on capital, cash flow, earnings before interest and taxes, or earnings before interest, taxes, depreciation, and amortization. The Committee shall select the performance measure or measures on which the performance goal applicable to any such Award shall be based and shall establish the levels of performance at which such Award is to be earned in whole or in part. Any such performance measure or combination of such performance measures may apply to the Service Provider’s Award in its entirety or to any designated portion or portions of the Award, as the Committee may specify. The foregoing performance measures shall be determined in accordance with generally accepted accounting principles (“GAAPs”) to the extent that GAAPs define such performance measures, and otherwise shall be determined in accordance with any customary and reasonable definition the Committee approves. However, notwithstanding the preceding sentence, unless the Committee determines otherwise prior to payment of an Award to which this Section 6(b) applies, and subject to any exercise of “negative discretion” by the Committee, extraordinary, unusual or non-recurring items; discontinued operations; effects of accounting changes; effects of currency fluctuations; effects of financing activities (by way of example, without limitation, effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; effects of acquisitions and acquisition expenses; and effects of divestitures and divestiture expenses, any of which affect any performance goal applicable to such Award (including, without limitation, earnings per share but excluding total shareholder return) shall be automatically excluded or included in determining the extent to which the performance goal has been achieved, whichever will produce the higher Award.

(c)	Any provision of the Plan to the contrary notwithstanding, but subject to Section 6(e), Section 9 and Section 10 below, Awards to which Section 6(b) above applies shall (i) “be paid solely on account of the attainment of one or more preestablished, objective performance goals” (within the meaning of Treasury Regulation 1.162-27(e)(2) or its successor) over a period of one year or longer, which performance goals shall be based upon one or more of the performance measures set forth in Section 6(b) above, and (ii) be subject to such other terms and conditions as the Committee may impose.

(d)	The terms of the performance goal applicable to any Award to which Section 6(b) above applies shall preclude discretion to increase the amount of compensation that would otherwise be due upon attainment of the goal.

(e)

An Award to which Section 6(b) above applies may be earned in whole or in part if the Service Provider’s death or disability or a Change in Control or another circumstance or event specified by the Committee occurs before the performance goal applicable to the Award is attained, and irrespective of whether the performance goal applicable to the Award is thereafter attained, but only if and to the extent that (i) the Committee so provides with respect to such Award, and (ii) the Award will nevertheless qualify as Performance-Based Compensation if the performance goal applicable to such Award is attained and the Service Provider’s death or disability, a Change in Control or any such other circumstance or event specified by the Committee does not occur.

7. Options. Options shall be subject to the following provisions and such other terms and conditions, consistent with the following provisions, as the Committee may provide in the instrument evidencing the Options:

(a)	Subject to the provisions of Section 10, the purchase price per share shall be, in the case of an Incentive Stock Option, not less than 100% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted (or in the case of any optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted) and, in the case of a Non-Statutory Stock Option, not less than the par value of a share of Common Stock on the date the Non-Statutory Stock Option is granted. Subject to the foregoing limitations, the purchase price per share may, if the Committee so provides at the time of grant of an Option, be indexed to the increase or decrease in an index specified by the Committee.

(b)	The purchase price of shares subject to an Option may be paid in whole or in part (i) in money, (ii) by bank-certified, cashier’s or personal check subject to collection, (iii) if so provided in the Option and subject to Section 402 of the Sarbanes-Oxley Act of 2002 as amended from time to time and subject to such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the shares acquired by exercise of the option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price, or (iv) if so provided in the Option and subject to such terms and conditions as may be specified in the Option, in shares of Common Stock which have been owned by the optionee for at least six months or which were acquired on the open market and which are surrendered to the Company actually or by attestation. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise.

(c)	Options may be granted for such lawful consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, a Subsidiary or an Allied Enterprise, as the Committee may determine when the Option is granted. The consideration for the grant of options may consist of the discharge of an obligation of the Company or an Affiliate. Subject to the foregoing and the other provisions of this Section 7, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times and subject to such terms and conditions, as the Committee may determine. Without limiting the foregoing, an Option may (but need not) provide by its terms that it will become exercisable in whole or in part upon the completion of specified periods of service or earlier achievement of one or more performance objectives specified therein, or that it will become exercisable only if one or more performance goals specified therein are achieved. The Committee may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the instrument evidencing the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.

(d)

Subject to Section 13(a) below, each Option shall be exercisable during the life of the optionee only by him or his guardian or legal representative, and after death only by his Beneficiary. Notwithstanding any other provision of this Plan, (i) no Option shall be exercisable after the tenth anniversary of the date on which the Option was granted, and (ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted. If an Option is granted for a term of less than ten years, the Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than on the tenth anniversary of the date on which the Option was granted, and no additional consideration need be received by the Company in exchange for such extension. Subject to the foregoing provisions of this Section 7(d), the Committee may but need not provide for an Option to be exercisable after termination of the Service Provider’s employment or other service for any period and subject to any terms and conditions that the Committee may determine.

(e)	An Option may, but need not, be an Incentive Stock Option; provided that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 unless the Code is amended to allow a higher dollar amount.

(f)	Shares purchased pursuant to the exercise of an Option shall be issued to the person exercising the Option as soon as practicable after the Option is properly exercised. However, the Committee may (but need not) permit the person exercising an Option to elect to defer the issuance of shares purchased pursuant to the exercise of the Option on such terms and subject to such conditions and for such periods of time as the Committee may in its discretion provide. In the event of such deferral, the Committee may (but need not) pay the person who exercised the Option amounts equivalent to any dividends paid on or reinvested in such shares during the deferral period. Such amounts may be paid in cash or shares, as the Committee may provide.

(g)	The Committee shall not have the authority to reduce the exercise price of outstanding Options, except as permitted by Section 10 below (relating to adjustments for changes in capitalization and similar adjustments).

(h)	No Employee shall make any elective contribution or employee contribution to the Plan (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4) or a successor thereto) during the six months after the Employee’s receipt of a hardship distribution from a plan of the Company or a related party within the provisions of Code Sections 414(b), (c), (m) or (o) containing a cash or deferred arrangement under Section 401(k) of the Code. The preceding sentence shall not apply if and to the extent that the General Counsel determines it is not necessary to qualify any such plan as a cash or deferred arrangement under Section 401(k) of the Code.

(i)	No option shall be exercisable unless and until the Company (i) obtains the approval of all regulatory bodies whose approval the General Counsel may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the General Counsel.

(j)	An Option shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of shares with respect to which the Option is being exercised, is received by the designated representative of the Company on a properly completed form approved for this purpose by the Committee, accompanied by full payment of the Option exercise price in one or more of the forms authorized in the instrument evidencing such Option and described in Section 7(b) above for the number of shares to be purchased. No Option may at any time be exercised with respect to a fractional share unless the instrument evidencing such Option expressly provides otherwise.

8. Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the Plan, as shall from time to time be determined by the Committee and to the following terms and conditions:

(a)	Stock Appreciation Rights that are granted under the Plan may be linked to all or any part of an Option (“Linked Stock Appreciation Rights”), or may be granted without any linkage to an Option (“Free-Standing Stock Appreciation Rights”). Linked Stock Appreciation Rights may be granted on the date of grant of the related Option or on any date thereafter, as the Committee may determine.

(b)	Linked Stock Appreciation Rights may be granted either as an alternative or a supplement to the Option to which they are linked (the “related” Option). Linked Stock Appreciation Rights that are granted as an alternative to the related Option may only be exercised when the related Option is exercisable, and at no time may a number of such Linked Stock Appreciation Rights be exercised that exceeds the number of shares with respect to which the related Option is then exercisable. Upon exercise of Linked Stock Appreciation Rights that are granted as an alternative to an Option, the holder shall be entitled to receive the amount determined pursuant to Section 8(e) below. Exercise of each such Linked Stock Appreciation Right shall cancel the related Option with respect to one share of Common Stock purchasable under the Option. Linked Stock Appreciation Rights that are granted as a supplement to the related Option shall entitle the holder to receive the amount determined pursuant to Section 8(e) below if and when the holder purchases shares under the related Option or at any subsequent time specified in the instrument evidencing such Stock Appreciation Rights.

(c)	Stock Appreciation Rights may be granted for such lawful consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, a Subsidiary or an Allied Enterprise, as the Committee may determine when the Stock Appreciation Rights are granted. The consideration for the grant of Stock Appreciation Rights may consist of the discharge of an obligation of the Company or an Affiliate. Subject to the foregoing and the other provisions of this Section 8, Stock Appreciation Rights may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times and subject to such terms and conditions, as the Committee may determine. Without limiting the foregoing, Stock Appreciation Rights may (but need not) provide by their terms that they will become exercisable in whole or in part upon the completion of specified periods of service or earlier achievement of one or more specified performance objectives, or that they will become exercisable only if one or more specified performance goals are achieved. The Committee may at any time accelerate the date on which Stock Appreciation Rights become exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Plan or the instrument evidencing the Stock Appreciation Rights, Stock Appreciation Rights, to the extent they become exercisable, may be exercised at any time in whole or in part until they expire or terminate.

(d)	No Free-Standing Stock Appreciation Rights or Linked Stock Appreciation Rights that are granted as a supplement to the related Option shall be exercisable after the tenth anniversary of the date on which the Stock Appreciation Rights were granted, and no Linked Stock Appreciation Rights that are granted as an alternative to the related Option shall be exercisable after the related Option ceases to be exercisable. If the Committee grants Stock Appreciation Rights for a lesser term than that permitted by the preceding sentence, the Committee may, at any time prior to expiration of the Stock Appreciation Rights, extend their term to the maximum term permitted by the preceding sentence, and no additional consideration need be received by the Company in exchange for such extension. Subject to the foregoing provisions of this Section 8(d), the Committee may but need not provide for Stock Appreciation Rights to be exercisable after termination of the Service Provider’s employment or other service for any period and subject to any terms and conditions that the Committee may determine.

(e)

Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive an amount of money, or a number shares of Common Stock that have a Fair Market Value on the date of exercise of such Stock Appreciation Rights, or a combination of money and shares valued at Fair Market Value on such date, as the Committee may determine, equal to the amount by which the Fair Market Value of a share of Common Stock on the date of such exercise exceeds the Exercise Price (as hereafter defined) of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised; provided that in no event shall a fractional share be issued unless the instrument evidencing such Stock Appreciation Rights expressly provides otherwise. In the case of Linked Stock Appreciation Rights that are granted as an alternative to the related Option, the Exercise Price shall be the price at which shares may be purchased under the related Option. In the case of Linked Stock Appreciation Rights that are granted as a supplement to the related Option, and in the case of Free-Standing Stock Appreciation

Rights, the Exercise Price shall be the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights were granted, unless the Committee specified a different price when the Stock Appreciation Rights were granted (which shall not be less than the par value of the Common Stock).

(f)	Subject to Section 4(e) above, in the case of an exercise of Linked Stock Appreciation Rights that were granted as an alternative to the related Option, if the number of shares of Common Stock previously charged against such limitations on account of the portion of the Option that is cancelled in connection with such exercise in accordance with Section 8(b) exceeds the number of shares (if any) actually issued pursuant to such exercise, the excess may not be added back to the maximum aggregate number of shares available for issuance under the Plan.

(g)	Subject to Section 13(a) below, Stock Appreciation Rights shall be exercisable during the life of the Service Provider only by him or his guardian or legal representative, and after death only by his Beneficiary.

(h)	The Committee shall not have the authority to reduce the exercise price of outstanding Stock Appreciation Rights, except as permitted by Section 10 below (relating to adjustments for changes in capitalization and similar adjustments).

9. Certain Change in Control, Termination of Service, Death and Disability Provisions.

The Committee may at any time, and subject to such terms and conditions as it may impose:

(a)	authorize the holder of an Option or Stock Appreciation Rights to exercise the Option or Stock Appreciation Rights (i) on and after a Change in Control, or (ii) after the termination of the participant’s employment or other applicable service that benefits the Company or a Subsidiary or an Allied Enterprise, or (iii) after the participant’s death or disability, whether or not the Option or Stock Appreciation Rights would otherwise be or become exercisable on or after any such event, provided that in no event may an Option or Stock Appreciation Rights be exercised after the expiration of their term;

(b)	grant Options and Stock Appreciation Rights, which become exercisable only in the event of a Change in Control;

(c)	provide for Stock Appreciation Rights to be exercised automatically and only for money in the event of a Change in Control;

(d)	authorize any Award to become non-forfeitable, fully earned and payable (i) upon a Change in Control, or (ii) after the termination of the Service Provider’s employment with or other applicable service that benefits the Company or a Subsidiary or an Allied Enterprise, or (iii) after the Service Provider’s death or disability, whether or not the Award would otherwise be or become non-forfeitable, fully earned and payable upon or after any such event;

(e)	grant Awards which become non-forfeitable, fully earned and payable only in the event of a Change in Control; and

(f)	provide in advance or at the time of a Change in Control for money to be paid in settlement of any Award in the event of a Change in Control, either at the election of the participant or at the election of the Committee.

10. Adjustment Provisions. In the event that any recapitalization, or reclassification, split-up, reverse split, or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall be, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or any other entity or person, or a spin-off or a record date for determination of holders of Common

Stock entitled to receive a dividend or other distribution payable in Common Stock or other property (other than normal cash dividends) shall occur, (a) the maximum aggregate number and the class of shares or other securities or property that may be issued in accordance with Section 4(a)(i) above pursuant to Awards thereafter granted, (b) the maximum number and the class of shares or other securities or property with respect to which Options or Stock Appreciation Rights, or Awards other than Appreciation-Only Awards and Dollar-Denominated Awards, may be granted during any calendar year to any Employee or other Service Provider pursuant to Section 4(a)(ii) or 4(a)(iii) above, (c) the number and the class of shares or other securities or property that may be issued or transferred under outstanding Awards, (d) the purchase price to be paid per share under outstanding and future Awards, and (e) the price to be paid per share by the Company or a Subsidiary for shares or other securities or property issued pursuant to Awards which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities or property, shall in each case be equitably adjusted; provided that with respect to Incentive Stock Options any such adjustments shall comply with Sections 422 and 424 of the Code.

11. Effective Date and Duration of Plan. The Plan shall be effective on the date on which the shareholders of the Company approve it either (a) at a duly held shareholders’ meeting, or (b) by the written consent of the holders of a majority of the securities of the Company entitled to vote, in accordance with any applicable provisions of the Delaware General Corporation Law. If the Plan is not so approved by shareholders, the Plan shall be null, void and of no force or effect. If so approved, Awards may be granted within ten years after the date of such approval by shareholders, but not thereafter. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

12. Administration.

(a)	The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board. No person shall be appointed to or shall serve as a member of such committee unless at the time of such appointment and service he shall satisfy any director independence requirements then applicable to service on such committee under any NASDAQ rules or listing standards that apply to the Company at such time. Unless the Board determines otherwise, such committee shall also be comprised solely of “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code and Treasury Regulation Section 1.162-27(e)(3), and “non-employee directors” as defined in SEC Rule 16b-3.

(b)

The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee shall, subject to the provisions of the Plan, have full power and discretion to interpret, administer and construe the Plan and full authority to make all determinations and decisions thereunder including without limitation the authority and discretion to (i) determine the persons who are Service Providers and select the Service Providers who are to participate in the Plan, (ii) determine when Awards shall be granted, (iii) determine the number of shares and/or amount of money to be made subject to each Award, (iv) determine the type of Award to grant, (v) determine the terms and conditions of each Award, including the exercise price, in the case of an Option or Stock Appreciation Rights, and whether specific Awards shall be linked to one another and if so whether they shall be alternative to or supplement one another, (vi) make any adjustments pursuant to Section 10 of the Plan, and (vii) determine whether or not a specific Award is intended to qualify as Performance-Based Compensation. Without limiting the generality of the foregoing, the Committee shall have the authority to establish and administer performance goals applicable to Awards, and the authority to certify that such performance goals are attained, within the meaning of Treasury Regulation Section 1.162-27(c)(4). The interpretation by the Committee of the terms and provisions of the Plan and any instrument issued thereunder, and its administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, Allied Enterprises, all participants and Service Providers, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

(c)	Members of the Board of Directors and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.

13. General Provisions.

(a)	No Award, including without limitation any Option or Stock Appreciation Rights, shall be transferable by the Service Provider or other rightful holder of such Award other than by will or the laws of descent and distribution or to a Beneficiary. The preceding sentence and any other provision of the Plan to the contrary notwithstanding, the Committee may (but need not) permit a Service Provider to transfer any Award, other than an Incentive Stock Option or any other Award that is linked to an Incentive Stock Option, during his lifetime to such other persons and such entities and on such terms and subject to such conditions as the Committee may provide in the instrument evidencing such Award.

(b)	Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment or other service of the Company or a Subsidiary or an Allied Enterprise, or shall affect the right of the Company or a Subsidiary or any Allied Enterprise to terminate the employment or other service of any person at any time with or without cause.

(c)	No shares of Common Stock shall be issued or transferred pursuant to an Award unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of the General Counsel, been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Company any assurances the General Counsel may deem necessary or desirable to assure compliance with all applicable legal requirements.

(d)	No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock (i) allocated, or (ii) reserved for the purposes of this Plan, or (iii) subject to any Award, except as to such shares of Common Stock, if any, as shall have been issued to him. No dividends or dividend equivalents shall be issued on outstanding stock options, SARs or performance-based awards.

(e)	The Company and its Subsidiaries and any Allied Enterprises may make such provisions as they may deem appropriate for the withholding of any taxes which they determine they are required to withhold in connection with any Award. Without limiting the foregoing, the Committee may, subject to such terms and conditions as it may impose, permit or require any withholding tax obligation arising in connection with any Award or the grant, exercise, vesting, distribution or payment of any Award, up to the minimum required federal, state and local withholding taxes, including payroll taxes, to be satisfied in whole or in part, with or without the consent of the Service Provider or other rightful holder of the Award, by having the Company withhold all or any part of the shares of Common Stock that vest or would otherwise be issued or distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.

(f)	Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers, employees, consultants or Service Providers generally, or to any class or group of such persons, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan. A Service Provider may be granted an Award whether or not he is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company.

(g)	The Company’s obligation to issue shares of Common Stock or to pay money in respect of any Award shall be subject to the condition that such issuance or payment would not impair the Company’s capital or constitute a breach of or cause the Company to be in violation of any covenant, warranty or representation made by the Company in any credit agreement to which the Company is a party before the date of grant of such Award.

(h)	By accepting any benefits under the Plan, each Service Provider, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board of Directors and the Committee.

(i)	The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Delaware, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought. A Service Provider’s acceptance of any Award shall constitute his irrevocable and unconditional waiver of the right to a jury trial in any action or proceeding concerning the Award, the Plan or any rights or obligations of the Service Provider or the Company under or with respect to the Award or the Plan.

(j)	If an Award has been granted to a Service Provider that is an executive of the Company and the Committee later determines that the financial results of the Company used to determine the amount of that Award, or any payment under that Award, whether to the executive or to the executive’s beneficiary, are materially restated and that such executive engaged in fraud or intentional misconduct with respect to the inputs to, or determination of, such financial results, the Company will seek repayment or recovery of the Award, as the Committee in its sole discretion determines is reasonable and appropriate, notwithstanding any contrary provision of the Plan. In addition, the Committee may provide that any Service Provider and/or any Award, including any shares subject to or issued under an Award, is subject to any other recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

(k)	The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

14. Amendment and Termination. Subject to any applicable shareholder approval requirements of Delaware or federal law, NASDAQ rules or listing standards, or the Code, the Plan may be amended by the Board of Directors at any time and in any respect, including without limitation to permit or facilitate qualification of Options theretofore or thereafter granted (a) as Incentive Stock Options under the Code, or (b) for such other special tax treatment as may be enacted on or after the date on which the Plan is approved by the Board, provided that, without shareholder approval, no amendment shall increase the aggregate number of shares which may be issued under the Plan, or shall permit the exercise price of outstanding Options or Stock Appreciation Rights to be reduced, except as permitted by Section 10 hereof. Without shareholder approval, the Company shall not execute any cash buyouts of underwater Appreciation-Only Awards. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the holder of such Award.

APPENDIX B

ANGIODYNAMICS, INC.

EMPLOYEE STOCK PURCHASE PLAN

(as amended to date)

1. Purpose: This Plan is intended to provide an opportunity for employees of AngioDynamics, Inc. (“AngioDynamics”) and its designated subsidiaries to invest in AngioDynamics common stock, par value $.01, or such other class or kind of shares or other securities resulting from the application of Section 11 (“Common Stock”). It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed in a manner consistent with the requirements of Section 423 and related sections of the code.

2. Definitions:

(a)	“Board” shall mean the Board of Directors of AngioDynamics.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)	“Common Stock” shall mean the Common Stock, $.01 par value, of AngioDynamics.

(d)	“Company” shall mean AngioDynamics, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

(e)	“Compensation” shall mean all cash compensation received by an Employee from the Company or a Designated Subsidiary and includable in the Employee’s gross income for federal income tax purposes, other than any taxable reimbursements. By way of illustration, but not limitation, “Compensation” shall include regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions, and incentive compensation, but shall exclude relocation reimbursements, expense reimbursements, tuition or other reimbursements, and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

(f)	“Designated Subsidiary” shall mean any Subsidiary of the Company designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g)	“Employee” shall mean any individual who is treated as a common law employee of the Company for payroll and employment tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company, except that where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed by either statute or contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(h)	“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on The Nasdaq Stock Market for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. In absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(i)	“Offering Commencement Date” shall mean the first day of each Offering Period.

(j)	‘Offering Period’ shall mean a period of approximately 26 weeks during which funds may be accumulated under the Plan for the purchase of Common Stock, commencing and ending as follows:

i.	Commencing on the first Trading Day following the last day of the Company’s first fiscal quarter and ending on the last trading day of the Company’s third fiscal quarter;

ii.	Commencing on the first Trading Day following the end of the Company’s third fiscal quarter and ending on the last trading day of the Company’s first fiscal quarter;

(l)	“Participant” shall mean an eligible Employee who has elected to participate in the Plan.

(m)	“Plan” shall mean this AngioDynamics Inc. Employee Stock Purchase Plan.

(n)	“Purchase Date” shall mean the last day of each Purchase Period.

(o)	“Purchase Period” shall mean a period of approximately 26 weeks commencing and ending as follows:

i.	Commencing on the first Trading Day following the last day of the Company’s first fiscal quarter and ending on the last trading day of the Company’s third fiscal quarter;

ii.	Commencing on the first Trading Day following the end of the Company’s third fiscal quarter and ending on the last trading day of the Company’s first fiscal quarter;

(p)	“Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Offering Commencement Date or on the Purchase Date, whichever is lower provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 15 of this Plan.

(p)	“Reserves” shall mean the number of shares of Common Stock that have been authorized for issuance under the Plan, but not yet purchased by Participants.

(q)	“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(r)	“Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility: Stock offered under the Plan may be purchased by each person who on the first business day of an “Offering Period”:

(a)	is an employee;

(b)	has been employed by the Company in a full-time capacity for at least 3 months, with a customary working schedule of 20 or more hours per week and more than five months in a calendar year; and

(c)	does not own 5% or more of the total combined value or voting power of all classes of outstanding stock of the Company or its subsidiaries.

4. Contribution Limits: The following limitations apply to subscriptions under the Plan:

(a)	All subscriptions must be for full shares.

(b)	The maximum contribution that may be subscribed for on a Purchase Date shall not exceed $9,000.

(c)	As specified by Section 423(b)(8) of the Code, an Employee may be granted purchase rights under the Plan only if such purchase rights, together with any other rights granted under all employee stock purchase plans of AngioDynamics or its subsidiaries, do not permit such Employee’s rights to purchase stock worth more than $25,000 (determined based on the Fair Market Value of such stock on the first day of the Offering Period(s) for each calendar year in which the Offering Period(s) is in effect.

5. Method of Payment: Payment for purchase of the common stock will follow the following procedure:

(a)	Prior to the beginning of each Offering Period, eligible Employees must indicate if they are going to participate in the Plan.

(b)

A Participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one (1%) and not more than fifteen (15%) percent (or such greater percentage as the Board may establish from time to time before an Offering Date) of such Participant’s Compensation on each payday during the Offering Period. All payroll deductions withheld from a

Participant’s Compensation shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(c)	A Participant may not participate in more than one Offering Period at a time.

(d)	A Participant may discontinue his or her participation in the Plan as provided in Section 8, or, on one occasion only during a Purchase Period may increase or decrease the rate of his or her contributions with respect to that Purchase Period by completing and filing with the Company new enrollment documents authorizing a change in payroll deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing of the new enrollment documents, if the documents are completed at least three business days prior to such date and, if not, as of the beginning of the next succeeding payroll period.

(e)	Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5(b) herein, a Participant’s payroll deductions may be decreased during any Offering Period. In such event, payroll deductions shall recommence at the rate provided in such participant’s enrollment documents at the beginning of the next Offering Period, unless terminated by the Participant.

(f)	At the time Common Stock is purchased by a Participant pursuant to the Plan, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for federal, state, or other tax withholding obligations, if any, arising upon the exercise of the Participant’s purchase rights or the disposition of the Common Stock. The Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Company to meet applicable withholding obligations related to the Participant’s tax obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee that may be available to it.

6. Exercise of Purchase Right: Unless a Participant withdraws from the Plan as provided in Section 8 hereof, or except to the extent that the limitation of Section 423(b)(8) of the Code would otherwise be violated, his or her right and election to purchase of shares shall be exercised automatically on the Purchase Date, and the maximum number of full shares subject to the purchase right shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in the Participant’s account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s account that are insufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 8 hereof. Any other funds left over in a Participant’s account after the Purchase Date shall be returned to the Participant. During a Participant’s lifetime, a Participant’s right to purchase shares hereunder is exercisable only by him or her.

7. Delivery: As promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company shall arrange for the delivery to each Participant’s account with the broker designated by the Board.

8. Withdrawal: (a) A Participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time on or before fifteen (15) calendar days before the Purchase Date by giving written notice to the designated human resources representative of the Company in the form provided by the Company. All of the Participant’s payroll deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal, such Participant’s purchase right for the Offering Period shall automatically be terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period or any Offering Period thereafter unless the Participant delivers to the Company a new subscription agreement. (b) A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any succeeding Offering Period commencing after the termination of the Offering Period from which the Participant withdraws.

9. Employment: Upon a Participant’s ceasing to be an Employee for any reason at any time prior to a Purchase Date of an Offering Period, he or she shall be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to such Participant’s account during such Offering Period shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12 hereof, and such Participant’s purchase right shall be automatically terminated.

10. No Interest: No interest shall accrue to be payable on the payroll deductions of a Participant in the Plan.

11. Number of Shares to be Offered: Subject to adjustment as provided in Section 15, without the authorization of the Board of Directors, the maximum aggregate number of shares to be offered under the Plan will be 2,500,000 shares of Common Stock. Any shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market. If on a given Purchase Date the number of shares with respect to which options are to be exercised exceeds the number of share then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

12. Designation of Beneficiary:

(a)	A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which purchase rights are exercised, but before delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death before exercise of the purchase rights.

(b)	Such designation of beneficiary may be changed by the Participant at any time with written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant or, if to the best of the Company’s knowledge no such executor or administrator has been appointed, the Company, in its discretion, may deliver such shares and/or cash to the Participants’ spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent, or relative is known to the Company, then to such other person as the Company may designate.

13. Purchase Rights Not Transferable: Purchase rights granted under the Plan shall not be transferable by an Employee and shall be exercisable only by such Employee. Except as set forth in Section 12, there will be no limitation on an Employee’s right to sell or otherwise transfer stock issued under the Plan, except as outlined in the AngioDynamics insider trading policy.

14. Use of Funds: All payroll deductions received or held by the Company under the Plan shall be general corporate funds and as such may be used by the Company for any corporate purposes, and the Company shall not be obligated to segregate such payroll deductions or pay interest thereon.

15. Adjustments: Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger, or Asset Sale.

(a)

Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each Participant may purchase per Purchase Period, as well as the class and/or price per share of Common Stock which has not yet been purchased pursuant to the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final and binding on all parties. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or of securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately before the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) business days before the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the Participant’s purchase rights shall be exercised automatically on the New Purchase Date, unless before such date the Participant has withdrawn from the Offering Period as provided in Section 8 hereof.

(c)	Merger or Asset Sale. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Plan shall be assumed, or an equivalent plan substituted, by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume the Plan or substitute an equivalent Plan, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”). The New Purchase Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days before the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the Participant’s purchase rights shall be exercised automatically on the New Purchase Date, unless before such date the Participant has withdrawn from the Offering Period as provided in Section 8 hereof.

16. Amendment or Termination:

(a)	The Board may at any time, and from time-to-time, terminate, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of AngioDynamics is required as to such modification or amendment under (i) Section 423 of the Code or any regulations promulgated thereunder, or (ii) under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor provisions (“Rule 16b-3”), or (iii) under applicable listing requirements, the Board may not effect such modification or amendment without such approval.

(b)	The Board shall have the right to amend or modify the terms and provisions of the Plan and of any purchase rights previously granted under the Plan to the extent necessary to ensure the continued qualification of the Plan under Section 423 of the Code and any regulations promulgated thereunder and, if applicable, Rule 16b-3.

17. General:

(a)	All eligible Employees will have the same purchase rights and privileges under the Plan.

(b)	The Plan will be administered by the Board. The Vice President, Human Resources of the Company will be charged with day-to-day administration of the Plan, subject to the direction of the Board. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Board. Determinations made by the Board with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and all participants in the Plan, their heirs and legal representatives.

(c)	Subscriptions, notices and actions under the Plan will be on such forms as AngioDynamics may provide.

(d)	No fractional shares may be subscribed for and no fractional shares or scrip will be issued or sold.

(e)	The provisions of the Plan shall be governed by the laws of the State of New York without resort to that state’s conflicts of law rules.

(f)	This Plan and the purchase rights granted pursuant to the Plan shall not confer upon an Employee any right to continued employment with the Company, nor shall it interfere, in any way, with the right of the Company to modify the Employee’s compensation, duties and responsibilities, or the Company’s authority to terminate the Employee’s employment.

(g)	This Plan shall not confer upon an Employee any rights as an owner of shares of Common Stock until the Employee exercises purchase rights granted pursuant to the Plan.

18. Duration of Plan: The Plan shall become effective at the first Offering Commencement Date following its adoption by the Board, subject to approval by the shareholders in accordance with Treasury Regulations Section 1.423-2(c) within 12 months before or after its adoption by the Board. Once effective, the Plan shall continue in effect for a term of ten (10) years unless sooner terminated by the Board pursuant to Section 16 hereof.

19. Additional Restrictions of Rule 16b-3: The terms and conditions of this Plan, and the purchase of shares by persons subject to Section 16 of the Exchange Act, shall comply with the applicable provisions of Rule 16b-3. In the cases of any such persons, this Plan shall be deemed to contain, and the transfer of shares issued pursuant to this Plan shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions on behalf of such persons.

ANGIODYNAMICS, INC. 14 Plaza Drive Latham, NY 12110 ATTN: STEPHEN A. TROWBRIDGE

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.        DETACH AND RETURN THIS PORTION ONLY

			For	Withhold	For All	To withhold authority to vote for any
			All	All	Except	individual nominee(s), mark “For All
The Board of Directors recommends you vote FOR the following:						Except” and write the number(s) of the nominee(s) on the line below.

			☐	☐	☐
1.	Election of Directors Nominees
01 Jeffrey G. Gold 02 Kevin J. Gould 03 Dennis S. Meteny
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain
2.	Say-on-Pay – An advisory vote on the approval of compensation of our named executive officers.							☐	☐	☐

3.	To approve the amended AngioDynamics, Inc. 2004 Stock and Incentive Award Plan, including an increase in the number of shares authorized under the plan and individual award limits.							☐	☐	☐
4.	To approve the amended AngioDynamics, Inc. Employee Stock Purchase Plan, including an increase in the number of shares authorized under the plan.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here.					☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

ANGIODYNAMICS, INC. Annual Meeting of

Stockholders October 25, 2016 2:00 P.M.,

local time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) James C. Clemmer and Michael C. Greiner, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ANGIODYNAMICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 2:00 p.m., local time on 10/25/2016, at the JW Marriott Essex House, 160 Central Park South, New York, New York, 10019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director’s recommendations.

Address change/comments:

__________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side